LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$1,629,031,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2006-BC4 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/ S&P/Fitch)
A1(4)	535,087,000	1M LIBOR	2.07	1-78	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A2(5)	468,920,000	1M LIBOR	0.81	1-21	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A3(5)	80,329,000	1M LIBOR	2.00	21-27	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A4(5)	189,887,000	1M LIBOR	3.50	27-71	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A5(5)	75,286,000	1M LIBOR	6.43	71-78	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
M1	65,526,000	1M LIBOR	3.60	41-46	14.70%	TBD	12/25/2036	Aa1/AA+/AA+
M2	55,573,000	1M LIBOR	4.79	46-78	11.35%	TBD	12/25/2036	Aa2/AA/AA
M3	29,031,000	1M LIBOR	6.49	78-78	9.60%	TBD	12/25/2036	Aa3/AA-/AA-
M4	25,713,000	1M LIBOR	4.47	40-78	8.05%	TBD	12/25/2036	A1/A+/A+
M5	19,077,000	1M LIBOR	4.45	39-78	6.90%	TBD	12/25/2036	A2/A/A
M6	19,077,000	1M LIBOR	4.44	39-78	5.75%	TBD	12/25/2036	A3/A-/A-
M7	16,589,000	1M LIBOR	4.41	38-78	4.75%	TBD	12/25/2036	Baa1/BBB+/BBB+
M8	13,271,000	1M LIBOR	4.41	38-78	3.95%	TBD	12/25/2036	Baa2/BBB/BBB
M9	15,759,000	1M LIBOR	4.41	38-78	3.00%	TBD	12/25/2036	Baa3/BBB-/BBB-
B	19,906,000	1M LIBOR	4.31	37-78	1.80%	TBD	12/25/2036	Ba1/BB+/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/ S&P/Fitch)
A1(4)	535,087,000	1M LIBOR	2.26	1-174	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A2(5)	468,920,000	1M LIBOR	0.81	1-21	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A3(5)	80,329,000	1M LIBOR	2.00	21-27	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A4(5)	189,887,000	1M LIBOR	3.50	27-71	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
A5(5)	75,286,000	1M LIBOR	8.44	71-174	18.65%	TBD	12/25/2036	Aaa/AAA/AAA
M1	65,526,000	1M LIBOR	3.60	41-46	14.70%	TBD	12/25/2036	Aa1/AA+/AA+
M2	55,573,000	1M LIBOR	4.79	46-78	11.35%	TBD	12/25/2036	Aa2/AA/AA
M3	29,031,000	1M LIBOR	8.69	78-142	9.60%	TBD	12/25/2036	Aa3/AA-/AA-
M4	25,713,000	1M LIBOR	4.84	40-121	8.05%	TBD	12/25/2036	A1/A+/A+
M5	19,077,000	1M LIBOR	4.79	39-115	6.90%	TBD	12/25/2036	A2/A/A
M6	19,077,000	1M LIBOR	4.75	39-110	5.75%	TBD	12/25/2036	A3/A-/A-
M7	16,589,000	1M LIBOR	4.68	38-104	4.75%	TBD	12/25/2036	Baa1/BBB+/BBB+
M8	13,271,000	1M LIBOR	4.62	38-98	3.95%	TBD	12/25/2036	Baa2/BBB/BBB
M9	15,759,000	1M LIBOR	4.54	38-92	3.00%	TBD	12/25/2036	Baa3/BBB-/BBB-
B	19,906,000	1M LIBOR	4.32	37-83	1.80%	TBD	12/25/2036	Ba1/BB+/BB+

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR. Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.80%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated November 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated November 13, 2006.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.	To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind such classes is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 37.30% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on November 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay fees: Servicing Fees and any applicable Mortgage Insurance Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)	On each Distribution Date beginning in December 2016, to the Final Maturity Reserve Account, the Final Maturity Reserve Fund Amount from each group;

5)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

6)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

7)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

8)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order;

9)	To pay the Credit Risk Manager Fee;

10)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

11)
Any interest remaining after the application of priorities (1) through (10) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	206,032,000	4.96
2	1,579,668,000	5.48	38	195,919,000	4.97
3	1,531,957,000	5.47	39	186,302,000	4.98
4	1,485,657,000	5.44	40	177,156,000	4.99
5	1,440,724,000	5.41	41	168,459,000	5.00
6	1,397,120,000	5.36	42	160,187,000	5.01
7	1,354,805,000	5.31	43	152,323,000	5.02
8	1,313,742,000	5.25	44	144,841,000	5.02
9	1,273,892,000	5.20	45	137,729,000	5.03
10	1,235,220,000	5.14	46	130,965,000	5.03
11	1,197,693,000	5.07	47	124,533,000	5.04
12	1,157,417,000	5.02	48	118,415,000	5.04
13	1,118,220,000	4.97	49	112,599,000	5.05
14	1,080,068,000	4.93	50	107,064,000	5.06
15	1,040,456,000	4.90	51	101,805,000	5.07
16	997,274,000	4.88	52	96,803,000	5.07
17	954,604,000	4.86	53	92,044,000	5.08
18	912,519,000	4.86	54	87,521,000	5.08
19	871,092,000	4.85	55	83,220,000	5.09
20	830,388,000	4.85	56	79,129,000	5.09
21	790,468,000	4.86	57	75,239,000	5.10
22	751,389,000	4.86	58	71,538,000	5.10
23	713,206,000	4.86	59	68,018,000	5.10
24	675,965,000	4.86	60	64,658,000	5.10
25	547,634,000	4.87	61	61,464,000	5.10
26	478,665,000	4.87	62	58,428,000	5.11
27	418,379,000	4.88	63	55,542,000	5.11
28	372,549,000	4.89	64	52,798,000	5.11
29	336,817,000	4.90	65	50,190,000	5.12
30	308,447,000	4.90	66	47,711,000	5.12
31	285,625,000	4.91	67	45,354,000	5.12
32	267,101,000	4.92	68	43,114,000	5.13
33	251,980,000	4.93	69	40,984,000	5.13
34	239,610,000	4.94	70	38,959,000	5.13
35	227,848,000	4.95	71	37,035,000	5.14
36	216,665,000	4.96	72	35,205,000	5.14

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	342,157,000
2	0	32	340,700,000
3	0	33	336,454,000
4	0	34	330,051,000
5	0	35	323,617,000
6	0	36	317,164,000
7	0	37	310,717,000
8	0	38	304,275,000
9	0	39	297,845,000
10	0	40	291,437,000
11	0	41	285,058,000
12	3,856,000	42	278,717,000
13	7,713,000	43	272,417,000
14	11,569,000	44	266,170,000
15	15,426,000	45	259,975,000
16	19,282,000	46	253,841,000
17	29,963,000	47	247,772,000
18	41,042,000	48	241,772,000
19	52,418,000	49	235,843,000
20	63,993,000	50	229,993,000
21	75,681,000	51	224,219,000
22	87,396,000	52	218,526,000
23	99,057,000	53	212,918,000
24	110,594,000	54	207,394,000
25	214,065,000	55	201,955,000
26	258,939,000	56	196,608,000
27	295,869,000	57	191,348,000
28	319,061,000	58	186,182,000
29	332,850,000	59	181,107,000
30	339,951,000	60	176,133,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the sum of (x) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (y) the related Final Maturity Reserve Fund Amount, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate and, in the case of an Insured Mortgage Loan, the Mortgage Insurance Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Final Maturity Reserve Trust

On each Distribution Date beginning in December 2016, on which the aggregate outstanding principal balance of the forty-year Mortgage Loans is greater than the amount specified in the table below, an amount (the “Final Maturity Reserve Fund Amount”) equal to the product of (x) the Final Maturity Reserve Fund Rate, (y) the aggregate outstanding principal balance of forty-year Mortgage Loans on such Distribution Date and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 will be deposited into the account (“Final Maturity Reserve Account”), until the amounts on deposit are equal to the lesser of (i) the aggregate principal amount of the certificates or (ii) the aggregate principal balance of the forty-year Mortgage Loans. On the earlier of the termination of the trust fund or the Distribution Date in December 2036, amounts on deposit in the Final Maturity Reserve Account will be distributed as principal and interest on the Certificates.

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
121	12,442,694.12	149	8,325,439.73	177	5,542,586.60
122	12,266,324.00	150	8,206,109.08	178	5,462,038.95
123	12,092,391.49	151	8,088,436.70	179	5,382,618.05
124	11,920,863.35	152	7,972,399.91	180	5,304,308.45
125	11,751,706.75	153	7,857,976.33	181	5,227,094.87
126	11,584,889.33	154	7,745,143.86	182	5,150,962.26
127	11,420,379.15	155	7,633,880.72	183	5,075,895.78
128	11,258,144.71	156	7,524,165.44	184	5,001,880.77
129	11,098,154.96	157	7,415,976.82	185	4,928,902.80
130	10,940,379.23	158	7,309,293.95	186	4,856,947.60
131	10,784,787.29	159	7,204,096.21	187	4,786,001.12
132	10,631,349.32	160	7,100,363.25	188	4,716,049.49
133	10,480,035.91	161	6,998,075.02	189	4,647,079.05
134	10,330,818.02	162	6,897,211.72	190	4,579,076.29
135	10,183,667.04	163	6,797,753.82	191	4,512,027.91
136	10,038,554.72	164	6,699,682.06	192	4,445,920.78
137	9,895,453.21	165	6,602,977.45	193	4,380,741.96
138	9,754,335.04	166	6,507,621.25	194	4,316,478.67
139	9,615,173.09	167	6,413,594.97	195	4,253,118.32
140	9,477,940.63	168	6,320,880.38	196	4,190,648.48
141	9,342,611.29	169	6,229,459.49	197	4,129,056.89
142	9,209,159.05	170	6,139,314.57	198	4,068,331.47
143	9,077,558.24	171	6,050,428.11	199	4,008,460.29
144	8,947,783.56	172	5,962,782.84	200	3,949,431.58
145	8,819,810.03	173	5,876,361.75	201	3,891,233.74
146	8,693,613.01	174	5,791,148.04	202	3,833,855.34
147	8,569,168.22	175	5,707,125.13	203	3,777,285.07
148	8,446,451.67	176	5,624,276.69	204	3,721,511.81

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
205	3,666,524.57	245	2,002,160.73	285	1,066,723.78
206	3,612,312.53	246	1,971,564.94	286	1,049,628.61
207	3,558,864.98	247	1,941,407.05	287	1,032,783.08
208	3,506,171.40	248	1,911,680.99	288	1,016,183.70
209	3,454,221.38	249	1,882,380.76	289	999,827.02
210	3,403,004.68	250	1,853,500.43	290	983,709.62
211	3,352,511.17	251	1,825,034.18	291	967,828.15
212	3,302,730.88	252	1,796,976.24	292	952,179.30
213	3,253,653.97	253	1,769,320.95	293	936,759.80
214	3,205,270.73	254	1,742,062.70	294	921,566.43
215	3,157,571.58	255	1,715,195.96	295	906,596.01
216	3,110,547.09	256	1,688,715.30	296	891,845.41
217	3,064,187.94	257	1,662,615.34	297	877,311.53
218	3,018,484.94	258	1,636,890.78	298	862,991.34
219	2,973,429.02	259	1,611,536.40	299	848,881.82
220	2,929,011.25	260	1,586,547.03	300	834,980.02
221	2,885,222.81	261	1,561,917.60	301	821,282.99
222	2,842,055.01	262	1,537,643.10	302	807,787.87
223	2,799,499.26	263	1,513,718.57	303	794,491.81
224	2,757,547.10	264	1,490,139.14	304	781,392.00
225	2,716,190.19	265	1,466,900.00	305	768,485.68
226	2,675,420.30	266	1,443,996.40	306	755,770.13
227	2,635,229.31	267	1,421,423.67	307	743,242.64
228	2,595,609.20	268	1,399,177.18	308	730,900.57
229	2,556,552.09	269	1,377,252.38	309	718,741.30
230	2,518,050.17	270	1,355,644.79	310	706,762.25
231	2,480,095.77	271	1,334,349.98	311	694,960.87
232	2,442,681.30	272	1,313,363.58	312	683,334.66
233	2,405,799.29	273	1,292,681.28	313	671,881.15
234	2,369,442.36	274	1,272,298.82	314	660,597.88
235	2,333,603.24	275	1,252,212.03	315	649,482.45
236	2,298,274.75	276	1,232,416.77	316	638,532.50
237	2,263,449.83	277	1,212,908.97	317	627,745.67
238	2,229,121.48	278	1,193,684.59	318	617,119.66
239	2,195,282.83	279	1,174,739.68	319	606,652.19
240	2,161,927.09	280	1,156,070.33	320	596,341.02
241	2,129,047.55	281	1,137,672.68	321	586,183.93
242	2,096,637.62	282	1,119,542.93	322	576,178.74
243	2,064,690.77	283	1,101,677.32	323	566,323.29
244	2,033,200.59	284	1,084,072.15	324	556,615.46

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
325	547,053.16
326	537,634.32
327	528,356.90
328	519,218.89
329	510,218.32
330	501,353.23
331	492,621.69
332	484,021.81
333	475,551.70
334	467,209.53
335	458,993.46
336	450,901.71
337	442,932.50
338	435,084.09
339	427,354.74
340	419,742.77
341	412,246.49
342	404,864.26
343	397,594.44
344	390,435.43
345	383,385.64
346	376,443.51
347	369,607.50
348	362,876.09
349	356,247.78
350	349,721.10
351	343,294.58
352	336,966.79
353	330,736.32
354	324,601.76
355	318,561.74
356	312,614.90
357	306,759.91
358	300,995.43
359	295,320.17
360	289,732.84

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The Mortgage Loans were originated by BNC (73.73%), Countrywide (19.77%) and Aurora Loan Services (6.50%) and as of Statistical Calculation Date are serviced by Option One (69.98%), Countrywide (19.77%), Aurora Loan Services (6.50%) and JPMorgan Chase (3.75%).

On or about December 1, 2006, approximately 16.17% and 12.83% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo and Aurora Loan Services, respectively. On or about January 1, 2007, approximately 57.78% and 13.21% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo and Aurora Loan Services, respectively.

Mortgage Insurance

Approximately 42.20% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 40.02% of the first lien Mortgage Loans with over 80% Loan-to-Value (“LTV”) will be covered by a loan level primary mortgage insurance policy provided by either Mortgage Guaranty Insurance Corporation (AA/Aa2) or PMI Mortgage Insurance Co. (AA/Aa2/AA+) (S&P/Moody’s/Fitch). This coverage generally will have the effect of reducing the LTV of the insured loans to 60%.

Credit Risk Manager

The Clayton Fixed Income Services Inc. (“CFISI”), formerly known as The Murrayhill Company, will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicers’ claim process for loans with mortgage insurance to ensure insurance claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicers.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Wells Fargo Bank, N.A., on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.80% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.80% of the Cut-off Date collateral balance and (b) approximately 3.60% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [42.90]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

December 2008 to November 2009	[1.25]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter

December 2009 to November 2010	[2.75]% for the first month, plus an additional 1/12th of [1.60]% for each month thereafter

December 2010 to November 2011	[4.35]% for the first month, plus an additional 1/12th of
[1.30]% for each month thereafter

December 2011 to November 2012	[5.65]% for the first month, plus an additional 1/12th of
[0.75]% for each month thereafter

December 2012 and thereafter	[6.40]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Rani Manasseh	(212) 438-1130
Moody’s	Brian Burchfield	(212) 553-1456
Fitch	Lori Samuels	(212) 908-0264

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-BC4
Depositor:	Structured Asset Securities Corporation
Trustee:	U.S. Bank National Association
Securities Administrator:	Wells Fargo Bank, N.A.
Master Servicer:	Wells Fargo Bank, N.A.
Credit Risk Manager:	Clayton Fixed Income Services Inc.
Underwriter:	Lehman Brothers Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in December 2006.
Statistical Calculation Date:
Approximately 40.07% of the Mortgage Loans are as of October 1, 2006.
Approximately 50.27% of the Mortgage Loans are as of October 19, 2006
Approximately 6.08% of the Mortgage Loans are as of October 18, 2006
Approximately 3.58% of the Mortgage Loans have other various cut-off dates within the period from October 6, 2006 to October 25, 2006.

Cut-off Date:	November 1, 2006
Pricing Date:	Week of November 20, 2006
Closing Date:	November 30, 2006
Settlement Date:	November 30, 2006
Delay Days:	0 day delay
Dated Date:	November 25, 2006
Day Count:	Actual/360
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Final Maturity Reserve Fund Rate:	Prior to the Distribution Date in December 2016, 0.00%. On each Distribution Date beginning with December 2016, 0.80% per annum.
Credit Risk Manager Fee:	0.011% of the loan principal balance annually.
Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.
Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms (continued)
Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.
ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both interest rate cap and interest rate swap are terminated, the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.38	2.63	2.07	1.63	1.27
Window (mos)	1-122	1-96	1-78	1-65	1-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	8/25/2009	12/25/2008	7/25/2008	4/25/2008	1/25/2008

Class A3
Avg. Life (yrs)	3.24	2.46	2.00	1.66	1.41
Window (mos)	34-46	26-33	21-27	18-22	15-19
Expected Final Mat.	8/25/2010	7/25/2009	1/25/2009	8/25/2008	5/25/2008

Class A4
Avg. Life (yrs)	5.99	4.62	3.50	2.51	2.05
Window (mos)	46-111	33-87	27-71	22-59	19-32
Expected Final Mat.	1/25/2016	1/25/2014	9/25/2012	9/25/2011	6/25/2009

Class A5
Avg. Life (yrs)	10.06	7.91	6.43	5.35	3.44
Window (mos)	111-122	87-96	71-78	59-65	32-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M1
Avg. Life (yrs)	4.21	3.55	3.60	3.83	4.15
Window (mos)	37-67	39-53	41-46	43-50	45-55
Expected Final Mat.	5/25/2012	3/25/2011	8/25/2010	12/25/2010	5/25/2011

Class M2
Avg. Life (yrs)	7.49	5.86	4.79	4.50	4.57
Window (mos)	67-122	53-96	46-78	50-65	55-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M3
Avg. Life (yrs)	10.15	7.99	6.49	5.40	4.57
Window (mos)	122-122	96-96	78-78	65-65	55-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M4
Avg. Life (yrs)	6.57	5.23	4.47	4.06	3.90
Window (mos)	37-122	38-96	40-78	41-65	43-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.57	5.23	4.45	4.02	3.81
Window (mos)	37-122	38-96	39-78	41-65	42-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M6
Avg. Life (yrs)	6.57	5.23	4.44	3.97	3.74
Window (mos)	37-122	38-96	39-78	40-65	41-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M7
Avg. Life (yrs)	6.57	5.22	4.41	3.94	3.68
Window (mos)	37-122	37-96	38-78	39-65	40-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M8
Avg. Life (yrs)	6.57	5.21	4.41	3.93	3.65
Window (mos)	37-122	37-96	38-78	39-65	39-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M9
Avg. Life (yrs)	6.57	5.21	4.41	3.89	3.61
Window (mos)	37-122	37-96	38-78	38-65	39-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class B
Avg. Life (yrs)	6.47	5.13	4.31	3.82	3.51
Window (mos)	37-122	37-96	37-78	37-65	38-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.66	2.85	2.26	1.79	1.37
Window (mos)	1-264	1-211	1-174	1-145	1-123
Expected Final Mat.	10/25/2028	5/25/2024	4/25/2021	11/25/2018	1/25/2017

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	8/25/2009	12/25/2008	7/25/2008	4/25/2008	1/25/2008

Class A3
Avg. Life (yrs)	3.24	2.46	2.00	1.66	1.41
Window (mos)	34-46	26-33	21-27	18-22	15-19
Expected Final Mat.	8/25/2010	7/25/2009	1/25/2009	8/25/2008	5/25/2008

Class A4
Avg. Life (yrs)	5.99	4.62	3.50	2.51	2.05
Window (mos)	46-111	33-87	27-71	22-59	19-32
Expected Final Mat.	1/25/2016	1/25/2014	9/25/2012	9/25/2011	6/25/2009

Class A5
Avg. Life (yrs)	13.11	10.36	8.44	7.02	4.55
Window (mos)	111-263	87-211	71-174	59-145	32-123
Expected Final Mat.	9/25/2028	5/25/2024	4/25/2021	11/25/2018	1/25/2017

Class M1
Avg. Life (yrs)	4.21	3.55	3.60	3.83	4.15
Window (mos)	37-67	39-53	41-46	43-50	45-55
Expected Final Mat.	5/25/2012	3/25/2011	8/25/2010	12/25/2010	5/25/2011

Class M2
Avg. Life (yrs)	7.49	5.86	4.79	4.50	5.07
Window (mos)	67-122	53-96	46-78	50-65	55-68
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	6/25/2012

Class M3
Avg. Life (yrs)	13.52	10.69	8.69	7.24	6.49
Window (mos)	122-218	96-175	78-142	65-119	68-101
Expected Final Mat.	12/25/2024	5/25/2021	8/25/2018	9/25/2016	3/25/2015

Class M4
Avg. Life (yrs)	7.14	5.68	4.84	4.37	4.17
Window (mos)	37-186	38-148	40-121	41-101	43-85
Expected Final Mat.	4/25/2022	2/25/2019	11/25/2016	3/25/2015	11/25/2013

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.11	5.65	4.79	4.30	4.05
Window (mos)	37-179	38-141	39-115	41-96	42-81
Expected Final Mat.	9/25/2021	7/25/2018	5/25/2016	10/25/2014	7/25/2013

Class M6
Avg. Life (yrs)	7.06	5.61	4.75	4.23	3.96
Window (mos)	37-172	38-135	39-110	40-92	41-78
Expected Final Mat.	2/25/2021	1/25/2018	12/25/2015	6/25/2014	4/25/2013

Class M7
Avg. Life (yrs)	6.99	5.54	4.68	4.16	3.87
Window (mos)	37-163	37-128	38-104	39-87	40-73
Expected Final Mat.	5/25/2020	6/25/2017	6/25/2015	1/25/2014	11/25/2012

Class M8
Avg. Life (yrs)	6.91	5.47	4.62	4.11	3.80
Window (mos)	37-153	37-120	38-98	39-81	39-69
Expected Final Mat.	7/25/2019	10/25/2016	12/25/2014	7/25/2013	7/25/2012

Class M9
Avg. Life (yrs)	6.78	5.37	4.54	4.00	3.70
Window (mos)	37-144	37-113	38-92	38-76	39-65
Expected Final Mat.	10/25/2018	3/25/2016	6/25/2014	2/25/2013	3/25/2012

Class B
Avg. Life (yrs)	6.49	5.14	4.32	3.83	3.52
Window (mos)	37-130	37-102	37-83	37-69	38-58
Expected Final Mat.	8/25/2017	4/25/2015	9/25/2013	7/25/2012	8/25/2011

Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3) (4)
*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.35314	7.32656	7.33710	35	21.99934	21.96378	21.97788	69	15.37912	15.32143	15.34430
2	21.84704	21.81964	21.83051	36	23.76862	23.72254	23.74081	70	14.82830	14.77273	14.79476
3	21.14371	21.11727	21.12775	37	22.96231	22.91729	22.93514	71	14.77302	14.71771	14.73963
4	21.16385	21.13747	21.14793	38	23.68232	23.63565	23.65416	72	15.21525	15.15938	15.18152
5	23.45337	23.42424	23.43579	39	22.87414	22.82905	22.84693	73	12.14241	12.08984	12.11068
6	21.22218	21.19593	21.20634	40	22.83080	22.78480	22.80304	74	12.54850	12.49426	12.51577
7	21.96902	21.94227	21.95287	41	25.22776	25.17692	25.19708	75	12.14484	12.09261	12.11331
8	21.30785	21.28181	21.29213	42	23.42459	23.37386	23.39398	76	12.14597	12.09401	12.11460
9	22.05681	22.02997	22.04061	43	24.15910	24.10676	24.12751	77	13.44858	13.39135	13.41404
10	21.39183	21.36753	21.37717	44	23.33784	23.28726	23.30732	78	12.15209	12.09945	12.12032
11	21.44742	21.42319	21.43280	45	24.06899	24.01680	24.03750	79	12.56043	12.50759	12.52854
12	22.19503	22.17006	22.17996	46	23.25004	23.19960	23.21960	80	12.15661	12.10555	12.12579
13	21.51153	21.48614	21.49621	47	23.20425	23.15388	23.17385	81	12.56303	12.51055	12.53136
14	22.24974	22.22335	22.23381	48	24.60449	24.54046	24.56584	82	12.15895	12.10843	12.12846
15	21.50874	21.48328	21.49337	49	23.76432	23.70242	23.72696	83	12.16013	12.10989	12.12980
16	21.41150	21.38543	21.39577	50	24.50805	24.44416	24.46949	84	12.56746	12.51644	12.53666
17	22.86116	22.83337	22.84439	51	23.67036	23.60859	23.63308	85	12.16528	12.11415	12.13442
18	21.34079	21.31573	21.32567	52	23.62544	23.56373	23.58819	86	12.57204	12.51949	12.54032
19	22.01323	21.98689	21.99733	53	26.10355	26.03530	26.06236	87	12.16770	12.11712	12.13717
20	21.25404	21.22840	21.23857	54	23.71471	23.65177	23.67672	88	12.16892	12.11862	12.13856
21	21.90106	21.87464	21.88511	55	24.45455	24.38957	24.41533	89	13.47410	13.41871	13.44066
22	21.14347	21.11731	21.12768	56	23.61869	23.55586	23.58077	90	12.17139	12.12164	12.14136
23	21.08928	21.06319	21.07354	57	24.35424	24.28938	24.31509	91	12.57839	12.52726	12.54753
24	23.25812	23.22656	23.23908	58	23.52038	23.45767	23.48253	92	12.17389	12.12469	12.14419
25	22.26368	22.23274	22.24501	59	23.47144	23.40878	23.43362	93	12.58099	12.53044	12.55047
26	22.86987	22.83776	22.85049	60	24.39384	24.32782	24.35399	94	12.17642	12.12778	12.14705
27	22.00527	21.97430	21.98658	61	15.36476	15.30486	15.32861	95	12.17769	12.12934	12.14850
28	21.90470	21.87316	21.88567	62	15.80824	15.74601	15.77068	96	12.58495	12.53527	12.55495
29	24.15789	24.12307	24.13687	63	15.23479	15.17483	15.19860	97	12.18027	12.13248	12.15142
30	22.25108	22.21639	22.23015	64	15.17259	15.11288	15.13655	98	12.58763	12.53853	12.55799
31	22.92903	22.89277	22.90715	65	16.15176	16.08820	16.11340	99	12.18288	12.13566	12.15437
32	22.13462	22.09942	22.11338	66	15.05399	14.99633	15.01919	100	12.18420	12.13726	12.15586
33	22.82191	22.78564	22.80002	67	15.49759	15.43956	15.46256	101	13.49112	13.43947	13.45993
34	22.04326	22.00760	22.02174	68	14.93890	14.88281	14.90504

(1)	Based on one-month LIBOR, and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.
(4)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4) (5)

Period	Excess Spread	Period	Excess Spread
1	1.95%	31	3.77%
2	1.97%	32	3.59%
3	1.80%	33	3.75%
4	1.83%	34	3.58%
5	2.41%	35	3.57%
6	1.91%	36	4.14%
7	2.14%	37	3.97%
8	2.02%	38	4.06%
9	2.24%	39	3.92%
10	2.13%	40	3.92%
11	2.19%	41	4.43%
12	2.42%	42	3.94%
13	2.29%	43	4.11%
14	2.50%	44	3.93%
15	2.36%	45	4.10%
16	2.38%	46	3.92%
17	2.74%	47	3.92%
18	2.40%	48	4.11%
19	2.58%	49	3.93%
20	2.41%	50	4.10%
21	2.57%	51	3.92%
22	2.40%	52	3.91%
23	2.40%	53	4.42%
24	3.76%	54	3.93%
25	3.59%	55	4.09%
26	3.76%	56	3.92%
27	3.59%	57	4.08%
28	3.59%	58	3.91%
29	4.09%	59	3.90%
30	3.61%	60	4.10%

(1)	Based on gradually increasing one-month LIBOR and six-month LIBOR.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 10/30/06, dated date of 10/25/06 and first payment date of 11/25/06.
(4)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(5)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-BC4 Collateral Summary - Aggregate
Collateral information is as of the Statistical Calculation Date.

Total Number of Loans	7,953	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,658,891,441	No	83.1%
Average Loan Principal Balance	$208,586	Yes	16.9%
Fixed Rate	29.5%
Adjustable Rate	70.5%	Primary Mortgage Insurance Coverage
Prepayment Premium	72.1%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	60.0%
Weighted Average Margin	5.8%	Yes	40.0%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	15.3%	1st Lien	96.6%
Weighted Average Floor	8.3%	2nd Lien	3.4%
Weighted Average Original Term (mo.)	358
Weighted Average Remaining Term (mo.)	357	Loan Purpose
Weighted Average Loan Age (mo.)	1	Cash Out Refinance	63.4%
Weighted Average Combined LTV	81.0%	Purchase	30.2%
Weighted Average Effective Combined LTV	75.5%	Rate/Term Refinance	6.4%
Weighted Average Full Combined LTV	84.6%
% of Loans with Junior Liens	19.0%	Occupancy Status
Non-Zero Weighted Average FICO	619	Primary Home	93.8%
Non-Zero Weighted Average DTI	41.7%	Investment	4.0%
% IO Loans	21.2%	Second Home	2.3%

Product Type		Geographic Distribution
2 Year Hybrid (Non-Balloon)	26.9%	(Other states account individually for less than
Fixed Rate (Non-Balloon)	24.1%	3% of the Statistical Calculation Date principal balance)
2 Year Hybrid (Balloon)	24.0%	CA	36.4%
3 Year Hybrid (Non-Balloon)	11.0%	FL	8.8%
3 Year Hybrid (Balloon)	7.7%	IL	6.8%
Fixed Rate (Balloon)	5.5%	AZ	4.7%
Other	0.8%	MD	4.4%
		NY	3.8%
Amortization Type		NJ	3.2%
Fully Amortizing	41.4%
Balloon	37.4%
Interest-Only	21.2%

Documentation Type
Full	57.2%
Stated	40.3%
Limited	2.3%
No Documentation	0.3%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
Fixed Rate - 30 Year	1,619	$296,765,590.38	17.89%	7.749%	0.00%	623	74.09%	76.40%	16.21%
2/28 ARM (LIBOR)	1,115	203,176,431.54	12.25	8.624	100.00	612	81.96	48.13	13.16
3/27 ARM (LIBOR)	574	105,255,710.80	6.34	8.723	100.00	614	83.40	58.57	16.87
Fixed Rate - 40 Year	245	62,217,170.12	3.75	7.434	0.00	615	76.51	76.26	25.12
Fixed Rate - 15 Year	82	9,167,083.71	0.55	8.087	0.00	618	70.86	77.26	1.70
5/25 ARM (LIBOR)	23	3,859,211.45	0.23	8.773	100.00	626	82.74	55.25	30.61
2/38 ARM (LIBOR)	17	3,791,746.63	0.23	8.718	100.00	611	81.79	82.41	9.94
Fixed Rate - 20 Year	17	1,679,565.02	0.10	8.903	0.00	603	74.09	77.96	23.39
3/37 ARM (LIBOR)	4	720,929.68	0.04	8.001	100.00	629	79.15	61.72	0.00
5/35 ARM (LIBOR)	1	265,600.00	0.02	9.500	100.00	594	64.00	0.00	0.00
6 Month ARM (LIBOR)	1	194,464.00	0.01	6.750	100.00	666	80.00	0.00	0.00
Fixed Rate - 25 Year	2	139,044.41	0.01	9.543	0.00	617	90.39	100.00	35.94
1/39 ARM (LIBOR)	1	116,000.00	0.01	7.750	100.00	646	80.00	0.00	0.00
Subtotal (Fully Amortizing):	3,701	$687,348,547.74	41.43%	8.148%	46.17%	618	78.12%	65.16%	16.06%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	1,288	$332,319,623.13	20.03%	8.375%	100.00%	593	80.03%	54.00%	13.30%
3/27 ARM (LIBOR) - 30/40 Year Balloon	418	102,428,303.01	6.17	8.485	100.00	601	81.63	57.31	19.09
2/28 ARM (LIBOR) - 30/50 Year Balloon	220	66,106,695.81	3.98	8.185	100.00	638	86.16	47.47	24.05
Fixed Rate - 15/30 Year Balloon	874	55,630,512.46	3.35	11.631	0.00	654	99.86	37.34	0.00
Fixed Rate - 30/40 Year Balloon	135	26,728,745.81	1.61	7.978	0.00	612	76.16	73.23	26.33
3/27 ARM (LIBOR) - 30/50 Year Balloon	95	25,229,894.36	1.52	8.219	100.00	637	87.96	47.58	40.98
Fixed Rate - 30/50 Year Balloon	29	8,146,858.72	0.49	7.422	0.00	640	77.99	66.03	37.18
5/25 ARM (LIBOR) - 30/40 Year Balloon	6	1,821,613.34	0.11	8.223	100.00	641	83.36	15.03	19.64
1/29 ARM (LIBOR) - 30/40 Year Balloon	6	1,443,926.10	0.09	8.454	100.00	580	87.46	100.00	34.78
6 Mo. ARM (LIBOR) -30/40 Year Balloon	2	260,355.00	0.02	8.875	100.00	660	86.04	58.07	41.93
Subtotal (Balloon):	3,073	$620,116,527.74	37.38%	8.629%	85.40%	608	82.89%	53.07%	16.29%

Interest-Only Loans:
2/28 ARM (LIBOR)	776	$238,834,202.65	14.40%	8.032%	100.00%	640	83.49%	43.60%	15.69%
3/27 ARM (LIBOR)	263	77,000,373.80	4.64	7.964	100.00	645	83.91	54.04	25.68
Fixed Rate - 30 Year	119	29,703,713.57	1.79	7.358	0.00	635	80.39	71.20	33.89
5/25 ARM (LIBOR)	21	5,888,075.81	0.35	7.946	100.00	650	81.19	76.62	24.68
Subtotal (Interest-Only):	1,179	$351,426,365.83	21.18%	7.959%	91.55%	641	83.28%	48.77%	19.57%

Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	6	$1,257,779.15	0.36%	8.284%	100.00%	636	80.73%	26.13%	29.34%
60	1,168	348,744,043.87	99.24	7.962	91.51	641	83.27	48.67	19.32
120	5	1,424,542.81	0.41	6.957	93.37	666	87.77	93.37	70.90
Total:	1,179	$351,426,365.83	100.00%	7.959%	91.55%	641	83.28%	48.77%	19.57%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	4,206	$664,881,920.63	40.08%	8.501%	47.00%	621	80.18%	61.53%	14.10%
40 Year Amortization	2,123	532,114,012.82	32.08	8.268	83.28	598	79.77	58.37	16.49
Interest-Only	1,179	351,426,365.83	21.18	7.959	91.55	641	83.28	48.77	19.57
50 Year Amortization	344	99,483,448.89	6.00	8.131	91.81	638	85.94	49.02	29.42
15 Year Amortization	82	9,167,083.71	0.55	8.087	0.00	618	70.86	77.26	1.70
20 Year Amortization	17	1,679,565.02	0.10	8.903	0.00	603	74.09	77.96	23.39
25 Year Amortization	2	139,044.41	0.01	9.543	0.00	617	90.39	100.00	35.94
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	537	$20,327,794.55	1.23%	11.061%	19.04%	635	92.22%	52.35%	1.40%
50,000.01 - 100,000.00	1,336	101,091,966.93	6.09	9.761	37.09	616	83.96	63.45	5.65
100,000.01 - 150,000.00	1,399	175,198,471.86	10.56	8.778	55.60	610	80.27	65.15	10.75
150,000.01 - 200,000.00	1,286	225,727,166.74	13.61	8.305	67.28	610	78.63	63.27	13.36
200,000.01 - 250,000.00	913	204,445,144.96	12.32	8.175	73.65	616	79.54	57.67	19.03
250,000.01 - 300,000.00	769	211,267,294.23	12.74	8.071	77.99	616	79.74	56.35	17.39
300,000.01 - 350,000.00	562	182,432,559.53	11.00	8.062	78.70	618	80.39	52.84	20.45
350,000.01 - 400,000.00	357	133,546,237.81	8.05	8.075	79.77	620	82.68	48.17	25.79
400,000.01 - 450,000.00	268	113,980,735.44	6.87	8.146	84.66	622	83.15	46.57	19.13
450,000.01 - 500,000.00	199	94,711,334.35	5.71	7.920	80.29	630	81.71	47.82	19.04
500,000.01 - 550,000.00	115	60,361,502.38	3.64	7.810	79.01	632	84.16	51.27	24.39
550,000.01 - 600,000.00	100	57,814,649.42	3.49	7.750	70.85	635	81.65	61.87	26.12
600,000.01 - 650,000.00	55	34,550,819.04	2.08	7.784	74.45	623	83.59	72.58	10.91
650,000.01 >=	57	43,435,764.07	2.62	7.637	59.20	647	79.78	66.25	9.94
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	7,065	$1,602,611,366.93	96.61%	8.170%	72.93%	617	80.33%	57.87%	17.48%
2nd Lien	888	56,280,074.38	3.39	11.627	0.00	654	99.88	37.31	0.00
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	4,680	$1,051,882,182.07	63.41%	8.050%	65.34%	609	78.33%	61.85%	18.42%
Purchase	2,798	501,385,862.50	30.22	8.836	81.87	640	86.44	43.91	15.09
Rate/Term Refinance	475	105,623,396.74	6.37	8.052	67.15	610	81.69	73.46	10.22
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	7,283	$1,555,605,831.42	93.77%	8.251%	69.70%	617	81.03%	57.97%	16.70%
Investment	429	65,700,315.65	3.96	8.826	82.76	642	79.61	56.35	27.72
Second Home	241	37,585,294.24	2.27	8.850	79.91	663	82.03	25.57	5.89
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	956	$64,797,596.17	3.91%	11.130%	0.00%	649	95.76%	42.99%	0.24%
181 - 240	17	1,679,565.02	0.10	8.903	0.00	603	74.09	77.96	23.39
241 - 360	6,712	1,525,302,833.69	91.95	8.200	76.30	618	80.56	56.92	17.28
361 - 480	268	67,111,446.43	4.05	7.522	7.29	615	76.79	76.02	23.85
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	956	$64,797,596.17	3.91%	11.130%	0.00%	649	95.76%	42.99%	0.24%
181 - 240	17	1,679,565.02	0.10	8.903	0.00	603	74.09	77.96	23.39
241 - 360	6,712	1,525,302,833.69	91.95	8.200	76.30	618	80.56	56.92	17.28
361 - 480	268	67,111,446.43	4.05	7.522	7.29	615	76.79	76.02	23.85
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	1,997	$603,963,601.63	36.41%	7.866%	72.13%	625	78.85%	52.92%	14.88%
FL	799	145,984,558.17	8.80	8.276	61.36	615	79.23	53.65	16.72
IL	609	113,261,683.47	6.83	9.011	88.47	614	84.48	52.42	18.78
AZ	423	77,527,393.35	4.67	8.321	78.18	621	81.60	58.95	20.23
MD	315	73,034,885.96	4.40	8.227	74.44	605	79.94	70.76	25.60
NY	225	63,418,196.06	3.82	8.643	72.65	621	82.11	38.31	27.68
NJ	216	52,639,987.06	3.17	8.515	79.90	609	81.34	55.04	29.56
WA	198	40,510,948.79	2.44	8.187	63.78	618	82.66	69.21	16.24
MI	312	37,500,265.77	2.26	8.922	80.35	608	85.81	63.63	4.32
UT	204	35,394,073.13	2.13	8.587	83.51	644	84.49	58.16	9.86
Other	2,655	415,655,847.92	25.06	8.556	61.27	614	82.75	64.46	15.73
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	649	$122,641,368.86	7.39%	7.475%	45.20%	611	48.78%	61.54%	0.00%
60.01 to 70.00%	702	155,114,658.45	9.35	7.686	56.13	603	66.24	65.62	0.00
70.01 to 80.00%	2,734	624,884,454.14	37.67	8.024	76.01	623	78.57	51.52	0.00
80.01 to 85.00%
With MI:	190	50,646,537.88	3.05	8.162	52.34	618	84.44	62.47	100.00
Without MI:	711	149,642,039.76	9.02	8.456	81.95	586	84.45	62.61	0.00
85.01 to 90.00%
With MI:	377	103,611,122.11	6.25	8.082	62.19	635	89.55	63.84	100.00
Without MI:	706	166,451,285.51	10.03	8.475	83.68	606	89.66	59.29	0.00
90.01 to 95.00%
With MI:	251	65,598,278.45	3.95	8.170	75.39	641	94.70	76.29	100.00
Without MI:	299	64,389,275.62	3.88	8.490	89.07	618	94.67	74.27	0.00
95.01 to 100.00%
With MI:	254	60,288,961.06	3.63	9.722	91.70	650	99.91	36.78	100.00
Without MI:	192	39,343,385.09	2.37	9.535	92.33	647	99.96	45.68	0.00
Subtotal (First Lien):	7,065	$1,602,611,366.93	96.61%	8.170%	72.93%	617	80.33%	57.87%	17.48%

Second Lien Loans:
85.01 to 90.00%	4	$173,101.83	0.01%	11.428%	0.00%	665	90.00%	0.00%	0.00%
90.01 to 95.00%	15	725,185.10	0.04	11.590	0.00	647	94.96	26.72	0.00
95.01 to 100.00%	869	55,381,787.45	3.34	11.628	0.00	654	99.98	37.56	0.00
Subtotal (Second Lien):	888	$56,280,074.38	3.39%	11.627%	0.00%	654	99.88%	37.31%	0.00%

Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	1,721	$402,786,268.36	24.28%	8.167%	62.35%	629	78.88%	60.95%	69.55%
60.01 to 70.00%	702	155,114,658.45	9.35	7.686	56.13	603	66.24	65.62	0.00
70.01 to 80.00%	2,734	624,884,454.14	37.67	8.024	76.01	623	78.57	51.52	0.00
80.01 to 85.00%	711	149,642,039.76	9.02	8.456	81.95	586	84.45	62.61	0.00
85.01 to 90.00%	706	166,451,285.51	10.03	8.475	83.68	606	89.66	59.29	0.00
90.01 to 95.00%	299	64,389,275.62	3.88	8.490	89.07	618	94.67	74.27	0.00
95.01 to 100.00%	192	39,343,385.09	2.37	9.535	92.33	647	99.96	45.68	0.00
Subtotal (First Lien):	7,065	$1,602,611,366.93	96.61%	8.170%	72.93%	617	80.33%	57.87%	17.48%

Second Lien Loans:
85.01 to 90.00%	4	$173,101.83	0.01%	11.428%	0.00%	665	90.00%	0.00%	0.00%
90.01 to 95.00%	15	725,185.10	0.04	11.590	0.00	647	94.96	26.72	0.00
95.01 to 100.00%	869	55,381,787.45	3.34	11.628	0.00	654	99.98	37.56	0.00
Subtotal (Second Lien):	888	$56,280,074.38	3.39%	11.627%	0.00%	654	99.88%	37.31%	0.00%

Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	637	$120,347,895.25	7.25%	7.485%	45.57%	610	48.77%	61.66%	0.00%
60.01 to 70.00%	700	153,369,008.94	9.25	7.680	55.50	602	66.15	65.33	0.00
70.01 to 80.00%	1,467	335,056,789.79	20.20	7.994	63.00	601	77.40	57.91	0.00
80.01 to 85.00%
With MI:	187	49,903,387.88	3.01	8.155	51.85	618	84.44	63.19	100.00
Without MI:	679	145,598,953.47	8.78	8.418	80.95	587	84.21	62.93	0.00
85.01 to 90.00%
With MI:	369	101,060,630.11	6.09	8.055	61.24	636	89.54	64.93	100.00
Without MI:	687	163,733,701.19	9.87	8.453	83.20	607	89.43	59.23	0.00
90.01 to 95.00%
With MI:	255	66,899,191.45	4.03	8.187	75.78	640	94.55	74.85	100.00
Without MI:	385	80,166,171.05	4.83	8.482	88.51	616	91.67	71.39	0.00
95.01 to 100.00%
With MI:	261	62,281,690.06	3.75	9.701	91.89	649	99.58	36.58	100.00
Without MI:	1,438	324,193,947.74	19.54	8.250	91.59	647	82.50	44.13	0.00
Subtotal (First Lien):	7,065	$1,602,611,366.93	96.61%	8.170%	72.93%	617	80.33%	57.87%	17.48%

Second Lien Loans:
85.01 to 90.00%	4	$173,101.83	0.01%	11.428%	0.00%	665	90.00%	0.00%	0.00%
90.01 to 95.00%	15	725,185.10	0.04	11.590	0.00	647	94.96	26.72	0.00
95.01 to 100.00%	869	55,381,787.45	3.34	11.628	0.00	654	99.98	37.56	0.00
Subtotal (Second Lien):	888	$56,280,074.38	3.39%	11.627%	0.00%	654	99.88%	37.31%	0.00%

Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	275	$52,404,473.72	3.16%	9.142%	74.90%	510	73.68%	80.02%	2.01%
521 - 540	377	75,437,094.47	4.55	8.847	78.33	530	75.19	75.02	4.82
541 - 560	589	119,656,101.99	7.21	8.656	76.40	552	76.55	61.86	8.32
561 - 580	670	139,490,572.44	8.41	8.451	70.52	571	78.18	64.72	9.80
581 - 600	919	197,190,390.21	11.89	8.326	71.56	591	80.41	60.04	15.08
601 - 620	1,337	278,513,867.97	16.79	8.326	70.75	611	82.95	63.00	20.35
621 - 640	1,321	267,214,332.95	16.11	8.330	73.30	630	82.77	51.71	15.42
641 - 660	1,009	207,920,262.45	12.53	8.194	68.74	650	84.03	47.70	23.08
661 - 680	605	128,365,820.60	7.74	7.947	67.27	669	82.84	45.95	21.95
681 - 700	366	80,768,510.59	4.87	7.745	62.14	690	82.67	50.97	27.30
701 - 720	173	39,144,911.75	2.36	7.603	60.13	709	78.70	49.12	22.31
721 - 740	137	31,532,997.43	1.90	7.751	71.25	730	82.82	38.13	26.32
741 - 760	87	19,835,639.35	1.20	7.650	53.64	750	80.65	46.76	13.78
761 - 780	53	13,135,072.93	0.79	7.612	60.84	769	80.84	55.04	32.13
781 >=	35	8,281,392.46	0.50	6.940	29.63	793	66.35	77.33	24.38
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	6,032	$1,230,868,192.46	74.20%	8.239%	68.73%	616	80.59%	58.52%	16.46%
PUD	996	227,270,795.88	13.70	8.319	71.30	622	82.32	59.95	16.96
2-4 Family	418	102,930,394.01	6.20	8.554	81.78	627	80.37	42.84	17.44
Condo	504	97,248,274.41	5.86	8.539	78.30	633	83.72	48.91	21.64
Condotel	3	573,784.55	0.03	9.287	68.71	704	73.94	22.96	0.00
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$181,308,915.19	$55,236,677.43	$607,683,107.14	$0.00	$0.00	$0.00	$844,228,699.76
Fixed Rate	96,718,822.01	19,143,379.48	21,486,597.97	166,328,754.53	0.00	186,500,730.21	490,178,284.20
3 Year Hybrid	181,929,426.44	1,244,469.30	6,285,775.73	121,175,540.18	0.00	0.00	310,635,211.65
5 Year Hybrid	2,976,800.75	340,065.51	79,200.00	8,438,434.34	0.00	0.00	11,834,500.60
1 Year Hybrid	328,120.92	0.00	502,205.18	729,600.00	0.00	0.00	1,559,926.10
6 Month ARM	109,155.00	0.00	0.00	345,664.00	0.00	0.00	454,819.00
Total:	$463,371,240.31	$75,964,591.72	$636,036,886.02	$297,017,993.05	$0.00	$186,500,730.21	$1,658,891,441.31

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	10.93%	3.33%	36.63%	0.00%	0.00%	0.00%	50.89%
Fixed Rate	5.83	1.15	1.30	10.03	0.00	11.24	29.55
3 Year Hybrid	10.97	0.08	0.38	7.30	0.00	0.00	18.73
5 Year Hybrid	0.18	0.02	0.00	0.51	0.00	0.00	0.71
1 Year Hybrid	0.02	0.00	0.03	0.04	0.00	0.00	0.09
6 Month ARM	0.01	0.00	0.00	0.02	0.00	0.00	0.03
Total:	27.93%	4.58%	38.34%	17.90%	0.00%	11.24%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	4,765	$1,077,592,528.37	64.96%	8.006%	68.36%	620	79.86%	57.94%	16.07%
None	2,328	463,371,240.31	27.93	8.865	79.13	618	83.08	52.39	20.01
2% of UPB	315	46,888,999.75	2.83	8.548	58.62	613	83.08	64.63	13.81
1% of Amount Prepaid	275	33,405,904.04	2.01	8.975	87.43	608	86.85	62.54	4.27
1% of Orig. Bal.	70	7,560,161.72	0.46	8.891	68.00	610	85.86	74.11	8.32
Other	200	30,072,607.12	1.81	8.161	12.08	610	78.60	81.43	19.19
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	4,688	$948,368,999.39	57.17%	7.960%	63.14%	612	80.47%	100.00%	17.93%
Stated	3,090	667,793,668.87	40.26	8.759	79.84	628	81.72	0.00	15.46
Limited	155	37,860,115.08	2.28	8.234	87.13	616	82.48	0.00	15.04
No Documentation	20	4,868,657.97	0.29	7.834	77.98	706	71.67	0.00	24.90
Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
Not Available	2	$538,299.50	0.03%	7.842%	0.00%	684	79.40%	100.00%	38.77%
0.01 to 5.00	10	2,074,868.04	0.13	8.543	95.24	614	84.08	100.00	25.16
5.01 to 10.00	22	5,534,232.57	0.33	8.132	81.63	630	80.68	100.00	6.02
10.01 to 15.00	32	7,964,697.96	0.48	7.523	54.91	625	75.07	100.00	26.00
15.01 to 20.00	98	16,804,734.46	1.01	8.166	53.86	621	75.43	100.00	13.29
20.01 to 25.00	209	34,970,154.95	2.11	8.081	55.74	614	78.50	100.00	14.33
25.01 to 30.00	364	61,910,694.81	3.73	8.019	54.69	614	77.03	100.00	18.65
30.01 to 35.00	498	91,030,397.81	5.49	7.990	55.21	610	78.72	100.00	18.80
35.01 to 40.00	656	120,178,543.38	7.24	7.926	58.73	612	80.29	100.00	17.89
40.01 to 45.00	907	182,303,613.63	10.99	8.002	62.93	612	80.58	100.00	21.37
45.01 to 50.00	1,354	293,408,081.09	17.69	7.994	70.35	614	83.22	100.00	17.10
50.01 to 55.00	533	130,651,431.34	7.88	7.774	63.92	602	78.65	100.00	15.57
55.01 to 60.00	3	999,249.85	0.06	6.477	0.00	652	73.46	100.00	0.00
Subtotal (Full Doc):	4,688	$948,368,999.39	57.17%	7.960%	63.14%	612	80.47%	100.00%	17.93%

Non-Full Doc Loans:
Not Available	26	$5,218,185.05	0.31%	8.003%	72.75%	707	73.42%	0.00%	23.24%
0.01 to 5.00	4	1,119,620.74	0.07	9.174	100.00	666	86.57	0.00	32.87
5.01 to 10.00	4	340,138.89	0.02	8.713	33.49	638	67.59	0.00	0.00
10.01 to 15.00	18	2,358,105.72	0.14	8.703	64.12	609	71.31	0.00	15.92
15.01 to 20.00	48	5,722,574.44	0.34	8.480	42.86	617	71.26	0.00	6.57
20.01 to 25.00	93	15,641,812.01	0.94	8.593	65.45	622	76.46	0.00	9.94
25.01 to 30.00	159	27,607,471.84	1.66	8.438	72.45	623	75.49	0.00	12.78
30.01 to 35.00	279	52,818,960.77	3.18	8.537	73.44	628	77.72	0.00	15.61
35.01 to 40.00	478	102,488,818.15	6.18	8.616	77.38	633	80.17	0.00	13.80
40.01 to 45.00	795	182,533,187.92	11.00	8.650	80.12	626	81.64	0.00	16.71
45.01 to 50.00	1,237	287,655,090.69	17.34	8.881	85.87	628	84.27	0.00	15.58
50.01 to 55.00	123	26,846,119.06	1.62	8.901	72.04	621	82.25	0.00	18.73
55.01 to 60.00	1	172,356.64	0.01	6.930	0.00	616	73.72	0.00	0.00
Subtotal (Non-Full Doc):	3,265	$710,522,441.92	42.83%	8.724%	80.21%	628	81.69%	0.00%	15.50%

Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	1	$97,873.11	0.01%	5.375%	100.00%	545	80.00%	0.00%	0.00%
5.501 to 6.000	18	5,355,410.36	0.32	5.830	100.00	698	77.09	74.11	19.84
6.001 to 6.500	79	24,147,136.38	1.46	6.313	100.00	648	73.11	86.47	16.78
6.501 to 7.000	292	86,677,092.63	5.23	6.840	100.00	640	77.98	74.34	8.91
7.001 to 7.500	510	140,152,029.61	8.45	7.306	100.00	630	80.01	69.42	10.02
7.501 to 8.000	913	239,412,703.23	14.43	7.795	100.00	626	80.82	56.89	14.38
8.001 to 8.500	795	198,836,752.56	11.99	8.296	100.00	616	81.24	46.21	13.81
8.501 to 9.000	913	211,301,230.32	12.74	8.780	100.00	603	83.81	46.48	17.61
9.001 to 9.500	479	102,922,740.30	6.20	9.268	100.00	601	84.65	36.93	19.34
9.501 to 10.000	418	82,785,837.17	4.99	9.761	100.00	592	86.03	36.28	24.84
10.001 to 10.500	178	35,519,442.99	2.14	10.275	100.00	582	88.33	32.05	33.68
10.501 to 11.000	142	26,730,083.06	1.61	10.746	100.00	601	92.31	16.73	38.24
Greater than 11.000	93	14,774,825.39	0.89	11.516	100.00	600	94.87	13.38	47.71
Subtotal (ARM Loans):	4,831	$1,168,713,157.11	70.45%	8.348%	100.00%	616	82.32%	51.23%	16.74%

Fixed Rate Loans:
5.501 to 6.000	50	$15,711,183.70	0.95%	5.996%	0.00%	715	60.42%	93.76%	3.60%
6.001 to 6.500	183	60,795,813.20	3.66	6.314	0.00	667	68.34	89.46	14.15
6.501 to 7.000	286	75,884,483.84	4.57	6.816	0.00	632	72.56	79.38	16.70
7.001 to 7.500	272	58,382,524.48	3.52	7.318	0.00	623	73.72	74.89	21.78
7.501 to 8.000	374	77,082,607.32	4.65	7.803	0.00	611	76.58	68.91	21.87
8.001 to 8.500	330	54,459,250.80	3.28	8.316	0.00	606	79.14	74.56	25.39
8.501 to 9.000	286	44,039,345.58	2.65	8.779	0.00	600	80.81	65.13	25.59
9.001 to 9.500	141	17,194,386.14	1.04	9.264	0.00	582	77.81	76.22	17.53
9.501 to 10.000	124	13,140,484.02	0.79	9.776	0.00	580	81.34	70.83	19.14
10.001 to 10.500	147	12,606,390.04	0.76	10.309	0.00	624	88.58	71.50	7.38
10.501 to 11.000	152	11,463,106.21	0.69	10.793	0.00	619	93.01	59.94	9.38
Greater than 11.000	777	49,418,708.87	2.98	11.879	0.00	641	98.61	32.00	0.82
Subtotal (Fixed Rate):	3,122	$490,178,284.20	29.55%	8.144%	0.00%	626	77.83%	71.32%	17.23%

Total:	7,953	$1,658,891,441.31	100.00%	8.288%	70.45%	619	80.99%	57.17%	16.89%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	2	$1,130,798.32	0.10%	8.028%	100.00%	633	80.00%	0.00%	0.00%
3.501 - 4.000	6	1,663,663.62	0.14	8.471	100.00	588	82.16	79.09	0.00
4.001 - 4.500	40	8,742,547.81	0.75	8.970	100.00	613	81.80	56.18	18.13
4.501 - 5.000	1,022	266,056,477.18	22.76	8.419	100.00	640	86.81	48.15	30.83
5.001 - 5.500	470	112,030,633.83	9.59	8.388	100.00	637	83.80	45.63	23.99
5.501 - 6.000	1,704	408,609,654.15	34.96	8.157	100.00	605	81.84	56.97	13.07
6.001 - 6.500	1,423	339,689,101.39	29.07	8.457	100.00	606	79.88	46.87	9.08
6.501 - 7.000	142	26,418,290.86	2.26	8.700	100.00	567	69.71	75.86	1.62
7.001 - 7.500	6	1,341,524.09	0.11	9.345	100.00	578	82.32	11.49	0.00
7.501 - 8.000	12	2,218,012.47	0.19	9.160	100.00	563	83.19	28.93	7.57
8.001 - 8.500	2	383,538.70	0.03	8.280	100.00	583	86.51	67.43	32.57
8.501 - 9.000	1	228,950.93	0.02	8.990	100.00	648	100.00	0.00	100.00
9.001 - 9.500	1	199,963.76	0.02	9.550	100.00	587	80.00	100.00	0.00
Total:	4,831	$1,168,713,157.11	100.00%	8.348%	100.00%	616	82.32%	51.23%	16.74%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	5	$1,038,591.08	0.09%	7.912%	100.00%	603	74.21%	41.95%	10.51%
1.500	61	10,736,259.65	0.92	8.161	100.00	607	77.03	50.43	3.44
2.000	9	1,937,308.82	0.17	8.011	100.00	580	85.56	74.53	25.92
3.000	4,756	1,155,000,997.56	98.83	8.351	100.00	616	82.37	51.21	16.86
Total:	4,831	$1,168,713,157.11	100.00%	8.348%	100.00%	616	82.32%	51.23%	16.74%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	4,765	$1,156,379,523.74	98.94%	8.351%	100.00%	616	82.37%	51.31%	16.89%
1.500	63	11,104,961.94	0.95	8.136	100.00	605	77.05	48.75	3.32
2.000	3	1,228,671.43	0.11	7.817	100.00	626	80.00	0.00	0.00
Total:	4,831	$1,168,713,157.11	100.00%	8.348%	100.00%	616	82.32%	51.23%	16.74%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.001 - 11.500	1	$97,873.11	0.01%	5.375%	100.00%	545	80.00%	0.00%	0.00%
11.501 - 12.000	1	29,497.26	0.00	5.990	100.00	621	95.00	100.00	0.00
12.501 - 13.000	29	7,660,296.70	0.66	6.154	100.00	681	77.02	75.71	13.87
13.001 - 13.500	134	36,913,075.20	3.16	6.685	100.00	647	74.57	77.66	11.40
13.501 - 14.000	384	106,003,596.22	9.07	7.037	100.00	638	78.10	72.28	7.85
14.001 - 14.500	556	148,018,918.99	12.67	7.440	100.00	628	80.11	69.11	11.06
14.501 - 15.000	898	234,011,955.98	20.02	7.862	100.00	625	81.32	56.78	16.08
15.001 - 15.500	735	185,062,470.53	15.83	8.335	100.00	616	81.79	44.45	14.72
15.501 - 16.000	849	199,149,013.86	17.04	8.797	100.00	602	83.91	45.38	17.71
16.001 - 16.500	444	96,933,443.00	8.29	9.274	100.00	598	84.38	36.25	18.35
16.501 - 17.000	403	80,194,625.92	6.86	9.781	100.00	591	85.83	35.43	24.07
17.001 - 17.500	178	35,732,438.42	3.06	10.309	100.00	583	88.62	33.11	35.26
17.501 - 18.000	134	25,488,077.06	2.18	10.744	100.00	600	92.04	13.71	37.75
18.001 - 18.500	47	7,509,412.62	0.64	11.223	100.00	599	93.16	7.25	36.56
18.501 - 19.000	29	4,369,165.66	0.37	11.745	100.00	598	95.05	7.61	53.91
19.001 - 19.500	6	939,896.58	0.08	12.363	100.00	618	97.54	8.19	66.28
19.501 >=	3	599,400.00	0.05	12.725	100.00	606	100.00	0.00	91.09
Total:	4,831	$1,168,713,157.11	100.00%	8.348%	100.00%	616	82.32%	51.23%	16.74%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	3	$1,228,671.43	0.11%	7.817%	100.00%	626	80.00%	0.00%	0.00%
5.501 - 6.000	19	5,478,604.03	0.47	5.854	100.00	696	77.16	74.69	19.39
6.001 - 6.500	83	24,778,457.04	2.12	6.351	100.00	646	73.30	86.82	16.35
6.501 - 7.000	292	86,612,399.71	7.41	6.840	100.00	640	77.97	74.32	8.92
7.001 - 7.500	507	139,647,884.58	11.95	7.306	100.00	630	80.02	69.31	10.06
7.501 - 8.000	912	239,198,329.58	20.47	7.796	100.00	626	80.82	56.97	14.39
8.001 - 8.500	794	197,996,984.61	16.94	8.297	100.00	616	81.24	46.41	13.87
8.501 - 9.000	912	211,166,072.85	18.07	8.780	100.00	603	83.81	46.45	17.63
9.001 - 9.500	478	102,795,564.67	8.80	9.268	100.00	601	84.63	36.85	19.36
9.501 - 10.000	418	82,785,837.17	7.08	9.761	100.00	592	86.03	36.28	24.84
10.001 - 10.500	178	35,519,442.99	3.04	10.275	100.00	582	88.33	32.05	33.68
10.501 - 11.000	142	26,730,083.06	2.29	10.746	100.00	601	92.31	16.73	38.24
11.001 - 11.500	54	8,811,363.15	0.75	11.229	100.00	599	94.11	17.16	40.00
11.501 - 12.000	30	4,424,165.66	0.38	11.744	100.00	598	95.12	8.76	53.24
12.001 - 12.500	6	939,896.58	0.08	12.363	100.00	618	97.54	8.19	66.28
12.501 - 13.000	3	599,400.00	0.05	12.725	100.00	606	100.00	0.00	91.09
Total:	4,831	$1,168,713,157.11	100.00%	8.348%	100.00%	616	82.32%	51.23%	16.74%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	10	$2,219,214.92	0.19%	8.813%	100.00%	578	86.85%	50.97%	27.55%
13 - 24	3,224	795,737,301.63	68.09	8.317	100.00	614	81.78	49.44	14.37
25 - 36	1,441	335,195,981.96	28.68	8.402	100.00	619	83.35	55.90	21.59
37 >=	156	35,560,658.60	3.04	8.495	100.00	628	84.36	47.31	23.58
Total:	4,831	$1,168,713,157.11	100.00%	8.348%	100.00%	616	82.32%	51.23%	16.74%

LEHMAN BROTHERS		MORTGAGE BACKED SECURITIES

SASCO 2006-BC4 Collateral Summary - Group 1
Collateral information is as of the Statistical Calculation Date.

Total Number of Loans	3,638	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$657,758,453	No	84.7%
Average Loan Principal Balance	$180,802	Yes	15.3%
Fixed Rate	29.3%
Adjustable Rate	70.7%	Primary Mortgage Insurance Coverage
Prepayment Premium	71.2%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	61.7%
Weighted Average Margin	5.8%	Yes	38.3%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	15.2%	1st Lien	97.5%
Weighted Average Floor	8.2%	2nd Lien	2.5%
Weighted Average Original Term (mo.)	357
Weighted Average Remaining Term (mo.)	357	Loan Purpose
Weighted Average Loan Age (mo.)	1	Cash Out Refinance	74.4%
Weighted Average Combined LTV	79.5%	Purchase	19.0%
Weighted Average Effective Combined LTV	74.7%	Rate/Term Refinance	6.6%
Weighted Average Full Combined LTV	82.6%
% of Loans with Junior Liens	16.2%	Occupancy Status
Non-Zero Weighted Average FICO	611	Primary Home	91.8%
Non-Zero Weighted Average DTI	42.3%	Investment	4.2%
% IO Loans	20.9%	Second Home	4.0%

Product Type		Geographic Distribution
2 Year Hybrid (Balloon)	25.7%	(Other states account individually for less than
2 Year Hybrid (Non-Balloon)	25.4%	3% of the Statistical Calculation Date principal balance)
Fixed Rate (Non-Balloon)	22.6%	CA	34.7%
3 Year Hybrid (Non-Balloon)	12.1%	IL	7.2%
3 Year Hybrid (Balloon)	6.7%	FL	7.0%
Fixed Rate (Balloon)	6.7%	MD	5.0%
Other	0.7%	AZ	4.7%
		NY	3.4%
Amortization Type
Fully Amortizing	39.8%
Balloon	39.3%
Interest-Only	20.9%

Documentation Type
Full	57.9%
Stated	40.2%
Limited	2.0%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
Fixed Rate - 30 Year	816	$128,675,098.49	19.56%	8.150%	0.00%	611	75.04%	72.73%	16.96%
2/28 ARM (LIBOR)	453	73,401,717.64	11.16	8.489	100.00	608	79.85	51.48	8.69
3/27 ARM (LIBOR)	236	35,698,999.14	5.43	8.761	100.00	610	82.35	60.56	12.60
Fixed Rate - 40 Year	79	14,537,783.09	2.21	7.880	0.00	601	75.50	81.01	19.46
Fixed Rate - 15 Year	46	4,496,602.08	0.68	8.224	0.00	621	69.48	73.33	0.00
2/38 ARM (LIBOR)	10	2,083,529.75	0.32	8.576	100.00	603	77.97	87.76	9.84
5/25 ARM (LIBOR)	8	1,081,449.75	0.16	8.323	100.00	640	73.32	45.68	11.75
Fixed Rate - 20 Year	8	924,205.84	0.14	8.454	0.00	596	76.64	82.75	33.77
3/37 ARM (LIBOR)	4	720,929.68	0.11	8.001	100.00	629	79.15	61.72	0.00
5/35 ARM (LIBOR)	1	265,600.00	0.04	9.500	100.00	594	64.00	0.00	0.00
Fixed Rate - 25 Year	1	89,072.84	0.01	8.375	0.00	594	85.00	100.00	0.00
Subtotal (Fully Amortizing):	1,662	$261,974,988.30	39.83%	8.321%	43.23%	609	77.34%	65.54%	13.81%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	617	$147,058,163.42	22.36%	8.299%	100.00%	587	77.41%	50.72%	8.91%
3/27 ARM (LIBOR) - 30/40 Year Balloon	156	35,787,435.49	5.44	8.313	100.00	602	79.55	54.71	16.11
Fixed Rate - 30/40 Year Balloon	120	21,994,665.66	3.34	8.078	0.00	604	75.00	70.31	21.32
2/28 ARM (LIBOR) - 30/50 Year Balloon	90	21,916,237.74	3.33	8.131	100.00	628	83.28	43.43	20.79
Fixed Rate - 15/30 Year Balloon	360	16,195,794.45	2.46	11.693	0.00	650	99.74	42.28	0.00
3/27 ARM (LIBOR) - 30/50 Year Balloon	40	8,593,636.37	1.31	8.066	100.00	635	85.80	54.06	27.33
Fixed Rate - 30/50 Year Balloon	23	6,030,918.61	0.92	7.577	0.00	627	78.30	73.95	34.97
1/29 ARM (LIBOR) - 30/40 Year Balloon	3	613,600.00	0.09	7.849	100.00	602	80.00	100.00	0.00
6 Mo. ARM (LIBOR) -30/40 Year Balloon	1	151,200.00	0.02	7.250	100.00	594	79.58	100.00	0.00
5/25 ARM (LIBOR) - 30/40 Year Balloon	1	128,900.00	0.02	9.125	100.00	637	100.00	100.00	100.00
Subtotal (Balloon):	1,411	$258,470,551.74	39.30%	8.455%	82.89%	600	79.72%	52.62%	12.65%

Interest-Only Loans:
2/28 ARM (LIBOR)	379	$91,853,069.89	13.96%	7.926%	100.00%	633	83.24%	47.81%	20.57%
3/27 ARM (LIBOR)	174	42,869,768.10	6.52	7.809	100.00	639	83.20	62.05	26.18
5/25 ARM (LIBOR)	12	2,590,075.81	0.39	7.575	100.00	656	82.78	95.96	56.10
Subtotal (Interest-Only):	565	$137,312,913.80	20.88%	7.883%	100.00%	635	83.22%	53.16%	22.99%

Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	3	$665,239.15	0.48%	7.812%	100.00%	678	85.55%	30.06%	55.47%
60	558	135,317,631.84	98.55	7.894	100.00	635	83.16	52.82	22.31
120	4	1,330,042.81	0.97	6.758	100.00	667	87.61	100.00	75.94
Total:	565	$137,312,913.80	100.00%	7.883%	100.00%	635	83.22%	53.16%	22.99%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	1,873	$255,053,059.47	38.78%	8.559%	43.20%	612	79.01%	62.86%	12.87%
40 Year Amortization	992	223,341,807.09	33.95	8.254	83.64	592	77.41	55.78	11.96
Interest-Only	565	137,312,913.80	20.88	7.883	100.00	635	83.22	53.16	22.99
50 Year Amortization	153	36,540,792.72	5.56	8.024	83.50	630	83.05	50.97	24.67
15 Year Amortization	46	4,496,602.08	0.68	8.224	0.00	621	69.48	73.33	0.00
20 Year Amortization	8	924,205.84	0.14	8.454	0.00	596	76.64	82.75	33.77
25 Year Amortization	1	89,072.84	0.01	8.375	0.00	594	85.00	100.00	0.00
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	342	$12,651,421.20	1.92%	11.050%	14.94%	633	91.87%	57.37%	1.08%
50,000.01 - 100,000.00	620	46,904,794.98	7.13	9.452	39.30	615	81.84	68.84	5.45
100,000.01 - 150,000.00	662	82,865,087.24	12.60	8.515	59.03	610	78.41	64.82	10.40
150,000.01 - 200,000.00	633	111,035,174.81	16.88	8.309	68.27	608	78.03	63.74	12.83
200,000.01 - 250,000.00	444	99,666,300.72	15.15	8.154	76.21	612	78.18	57.63	17.26
250,000.01 - 300,000.00	380	104,285,221.59	15.85	7.965	78.38	608	78.28	56.46	14.19
300,000.01 - 350,000.00	275	89,201,945.35	13.56	7.960	79.33	610	78.89	54.94	18.44
350,000.01 - 400,000.00	194	72,427,628.67	11.01	7.947	81.23	613	82.72	47.88	25.82
400,000.01 - 450,000.00	59	24,365,030.04	3.70	8.066	82.94	617	81.96	43.81	15.37
450,000.01 - 500,000.00	19	9,008,902.92	1.37	7.702	89.20	626	82.16	42.51	21.09
500,000.01 - 550,000.00	8	4,178,508.98	0.64	7.976	87.30	604	79.62	37.23	50.20
550,000.01 - 600,000.00	2	1,168,437.34	0.18	6.866	49.30	646	65.54	50.70	0.00
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	3,275	$641,581,290.10	97.54%	8.196%	72.45%	610	78.99%	58.26%	15.65%
2nd Lien	363	16,177,163.74	2.46	11.714	0.00	649	99.86	42.53	0.00
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	2,395	$489,280,277.82	74.39%	8.124%	67.95%	605	77.59%	57.77%	16.18%
Purchase	1,024	124,864,867.52	18.98	8.938	82.15	638	86.23	52.66	13.76
Rate/Term Refinance	219	43,613,308.50	6.63	8.179	68.26	605	81.66	73.97	9.34
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	3,271	$603,694,347.33	91.78%	8.237%	69.94%	607	79.49%	59.64%	15.58%
Investment	182	27,788,832.96	4.22	8.712	75.64	642	77.74	53.40	20.35
Second Home	185	26,275,273.55	3.99	8.859	82.00	668	81.56	22.12	2.66
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	406	$20,692,396.53	3.15%	10.939%	0.00%	643	93.17%	49.03%	0.00%
181 - 240	8	924,205.84	0.14	8.454	0.00	596	76.64	82.75	33.77
241 - 360	3,130	618,534,008.95	94.04	8.201	74.65	610	79.16	57.51	15.70
361 - 480	94	17,607,842.52	2.68	7.991	17.44	602	75.77	79.80	17.23
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	406	$20,692,396.53	3.15%	10.939%	0.00%	643	93.17%	49.03%	0.00%
181 - 240	8	924,205.84	0.14	8.454	0.00	596	76.64	82.75	33.77
241 - 360	3,130	618,534,008.95	94.04	8.201	74.65	610	79.16	57.51	15.70
361 - 480	94	17,607,842.52	2.68	7.991	17.44	602	75.77	79.80	17.23
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	857	$228,425,401.95	34.73%	7.873%	85.16%	604	75.54%	48.87%	12.76%
IL	306	47,256,343.72	7.18	8.981	79.35	616	84.39	54.89	19.91
FL	280	46,146,452.47	7.02	8.319	62.89	615	79.35	55.69	16.39
MD	164	32,793,628.40	4.99	8.094	55.76	610	79.10	72.20	25.21
AZ	180	30,848,672.54	4.69	8.130	82.89	624	81.51	58.58	18.86
NY	88	22,497,395.55	3.42	8.199	50.77	615	76.65	44.18	21.82
NJ	83	18,699,904.45	2.84	8.284	64.35	605	77.41	62.20	26.85
MI	171	18,306,310.03	2.78	8.883	69.94	608	86.31	71.85	1.33
WA	87	16,324,685.54	2.48	8.318	61.92	614	82.99	69.97	11.77
NV	70	12,854,901.47	1.95	8.035	68.17	638	81.62	59.81	17.95
Other	1,352	183,604,757.72	27.91	8.625	57.07	615	82.37	66.36	14.07
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	350	$60,673,407.50	9.22%	7.688%	54.98%	595	49.04%	56.36%	0.00%
60.01 to 70.00%	345	71,009,414.63	10.80	7.832	61.48	591	66.34	62.27	0.00
70.01 to 80.00%	1,270	247,861,829.84	37.68	8.096	74.59	616	78.41	53.00	0.00
80.01 to 85.00%
With MI:	70	18,035,575.92	2.74	8.295	54.67	609	84.41	58.38	100.00
Without MI:	339	66,007,570.69	10.04	8.441	78.93	589	84.43	59.73	0.00
85.01 to 90.00%
With MI:	173	43,623,560.42	6.63	8.142	65.19	633	89.58	62.11	100.00
Without MI:	300	59,140,639.24	8.99	8.511	85.25	606	89.61	60.36	0.00
90.01 to 95.00%
With MI:	108	24,383,918.16	3.71	8.244	77.69	638	94.62	73.31	100.00
Without MI:	145	24,810,429.16	3.77	8.603	87.23	612	94.66	76.28	0.00
95.01 to 100.00%
With MI:	85	14,394,897.96	2.19	9.529	79.43	648	99.80	54.65	100.00
Without MI:	90	11,640,046.58	1.77	9.612	86.76	643	99.96	56.90	0.00
Subtotal (First Lien):	3,275	$641,581,290.10	97.54%	8.196%	72.45%	610	78.99%	58.26%	15.65%

Second Lien Loans:
85.01 to 90.00%	1	$29,800.00	0.00%	11.850%	0.00%	644	90.00%	0.00%	0.00%
90.01 to 95.00%	9	332,026.66	0.05	11.190	0.00	659	95.00	44.57	0.00
95.01 to 100.00%	353	15,815,337.08	2.40	11.725	0.00	649	99.98	42.57	0.00
Subtotal (Second Lien):	363	$16,177,163.74	2.46%	11.714%	0.00%	649	99.86%	42.53%	0.00%

Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	786	$161,111,359.96	24.49%	8.128%	63.33%	618	75.41%	60.56%	62.34%
60.01 to 70.00%	345	71,009,414.63	10.80	7.832	61.48	591	66.34	62.27	0.00
70.01 to 80.00%	1,270	247,861,829.84	37.68	8.096	74.59	616	78.41	53.00	0.00
80.01 to 85.00%	339	66,007,570.69	10.04	8.441	78.93	589	84.43	59.73	0.00
85.01 to 90.00%	300	59,140,639.24	8.99	8.511	85.25	606	89.61	60.36	0.00
90.01 to 95.00%	145	24,810,429.16	3.77	8.603	87.23	612	94.66	76.28	0.00
95.01 to 100.00%	90	11,640,046.58	1.77	9.612	86.76	643	99.96	56.90	0.00
Subtotal (First Lien):	3,275	$641,581,290.10	97.54%	8.196%	72.45%	610	78.99%	58.26%	15.65%

Second Lien Loans:
85.01 to 90.00%	1	$29,800.00	0.00%	11.850%	0.00%	644	90.00%	0.00%	0.00%
90.01 to 95.00%	9	332,026.66	0.05	11.190	0.00	659	95.00	44.57	0.00
95.01 to 100.00%	353	15,815,337.08	2.40	11.725	0.00	649	99.98	42.57	0.00
Subtotal (Second Lien):	363	$16,177,163.74	2.46%	11.714%	0.00%	649	99.86%	42.53%	0.00%

Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	345	$60,027,967.09	9.13%	7.696%	55.30%	594	49.10%	56.63%	0.00%
60.01 to 70.00%	344	70,763,765.12	10.76	7.818	61.06	591	66.18	62.37	0.00
70.01 to 80.00%	704	148,737,017.19	22.61	8.070	64.35	598	77.40	54.92	0.00
80.01 to 85.00%
With MI:	69	17,929,075.92	2.73	8.288	54.99	609	84.42	58.14	100.00
Without MI:	314	63,785,617.65	9.70	8.392	77.76	590	84.27	59.21	0.00
85.01 to 90.00%
With MI:	172	43,457,060.42	6.61	8.137	65.05	633	89.58	62.35	100.00
Without MI:	291	58,646,860.66	8.92	8.485	84.60	606	89.36	60.54	0.00
90.01 to 95.00%
With MI:	108	24,423,181.16	3.71	8.241	77.48	637	94.53	72.67	100.00
Without MI:	202	32,638,334.58	4.96	8.602	85.66	611	91.30	75.69	0.00
95.01 to 100.00%
With MI:	87	14,628,634.96	2.22	9.537	79.45	647	99.73	55.37	100.00
Without MI:	639	106,543,775.35	16.20	8.316	90.90	643	82.28	49.42	0.00
Subtotal (First Lien):	3,275	$641,581,290.10	97.54%	8.196%	72.45%	610	78.99%	58.26%	15.65%

Second Lien Loans:
85.01 to 90.00%	1	$29,800.00	0.00%	11.850%	0.00%	644	90.00%	0.00%	0.00%
90.01 to 95.00%	9	332,026.66	0.05	11.190	0.00	659	95.00	44.57	0.00
95.01 to 100.00%	353	15,815,337.08	2.40	11.725	0.00	649	99.98	42.57	0.00
Subtotal (Second Lien):	363	$16,177,163.74	2.46%	11.714%	0.00%	649	99.86%	42.53%	0.00%

Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	121	$23,261,478.40	3.54%	9.140%	69.58%	510	70.26%	79.03%	1.96%
521 - 540	186	36,090,246.84	5.49	8.871	75.08	531	74.12	73.59	3.97
541 - 560	276	54,263,275.12	8.25	8.527	71.21	552	74.46	60.27	10.40
561 - 580	326	63,296,315.07	9.62	8.424	69.12	571	76.17	59.85	7.33
581 - 600	469	90,326,087.79	13.73	8.382	72.64	591	79.74	58.30	15.00
601 - 620	674	121,210,982.95	18.43	8.187	71.09	611	80.63	64.13	15.64
621 - 640	582	95,788,767.12	14.56	8.197	69.73	630	81.83	52.32	14.62
641 - 660	434	72,118,788.04	10.96	8.228	68.25	650	83.33	47.29	22.38
661 - 680	245	43,985,388.28	6.69	7.908	73.97	670	81.54	50.98	22.31
681 - 700	158	29,358,513.95	4.46	7.746	68.10	689	83.44	51.49	31.23
701 - 720	66	11,185,175.58	1.70	7.684	73.93	710	79.78	38.24	23.23
721 - 740	49	7,582,473.61	1.15	7.626	57.26	730	79.75	49.17	20.50
741 - 760	26	4,234,133.39	0.64	7.869	65.75	751	82.73	52.65	17.25
761 - 780	18	3,990,361.96	0.61	7.585	72.32	767	83.61	61.33	31.55
781 >=	8	1,066,465.74	0.16	7.723	50.45	799	76.35	30.69	46.62
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	2,796	$497,210,450.53	75.59%	8.261%	70.05%	608	79.35%	59.45%	14.91%
PUD	409	76,812,226.33	11.68	8.243	68.46	621	80.70	57.81	16.46
2-4 Family	181	44,910,140.76	6.83	8.298	75.31	615	76.89	47.29	12.97
Condo	250	38,383,570.91	5.84	8.607	77.72	624	82.26	50.69	20.40
Condotel	2	442,065.31	0.07	9.462	59.38	726	70.65	0.00	0.00
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$60,403,941.97	$14,946,646.89	$260,962,129.58	$0.00	$0.00	$0.00	$336,312,718.44
Fixed Rate	65,596,444.47	11,806,581.09	8,973,830.84	106,567,284.66	0.00	0.00	192,944,141.06
3 Year Hybrid	62,671,782.81	711,169.30	1,598,615.68	58,689,200.99	0.00	0.00	123,670,768.78
5 Year Hybrid	595,748.75	0.00	79,200.00	3,391,076.81	0.00	0.00	4,066,025.56
1 Year Hybrid	0.00	0.00	0.00	613,600.00	0.00	0.00	613,600.00
6 Month ARM	0.00	0.00	0.00	151,200.00	0.00	0.00	151,200.00
Total:	$189,267,918.00	$27,464,397.28	$271,613,776.10	$169,412,362.46	$0.00	$0.00	$657,758,453.84

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	9.18%	2.27%	39.67%	0.00%	0.00%	0.00%	51.13%
Fixed Rate	9.97	1.79	1.36	16.20	0.00	0.00	29.33
3 Year Hybrid	9.53	0.11	0.24	8.92	0.00	0.00	18.80
5 Year Hybrid	0.09	0.00	0.01	0.52	0.00	0.00	0.62
1 Year Hybrid	0.00	0.00	0.00	0.09	0.00	0.00	0.09
6 Month ARM	0.00	0.00	0.00	0.02	0.00	0.00	0.02
Total:	28.77%	4.18%	41.29%	25.76%	0.00%	0.00%	100.00%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	2,051	$414,964,995.19	63.09%	8.027%	75.98%	610	78.41%	56.84%	14.94%
None	1,157	189,267,918.00	28.77	8.766	65.34	613	81.29	56.79	17.80
2% of UPB	137	16,433,467.09	2.50	8.740	59.73	617	82.44	53.53	8.01
1% of Amount Prepaid	146	15,876,977.04	2.41	8.858	79.13	611	87.39	69.63	1.09
3 Mo. Int. on Amount Prepaid	21	5,632,552.67	0.86	7.535	0.00	608	70.61	82.00	15.54
Other	126	15,582,543.85	2.37	8.408	22.21	606	78.92	82.67	15.30
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	2,201	$380,691,583.82	57.88%	8.030%	64.20%	606	79.65%	100.00%	16.65%
Stated	1,378	264,156,281.85	40.16	8.658	79.35	620	79.18	0.00	13.38
Limited	59	12,910,588.17	1.96	8.037	83.73	607	81.57	0.00	13.29
Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
15.01 to 20.00	2	$406,000.00	0.06%	8.544%	87.68%	612	79.30%	100.00%	0.00%
20.01 to 25.00	91	13,438,221.72	2.04	8.131	47.32	595	75.69	100.00	9.28
25.01 to 30.00	172	25,890,274.07	3.94	8.086	53.00	608	75.73	100.00	19.58
30.01 to 35.00	234	38,821,428.60	5.90	8.155	55.32	601	78.91	100.00	15.94
35.01 to 40.00	339	55,327,783.78	8.41	7.993	60.40	608	80.06	100.00	17.26
40.01 to 45.00	421	69,673,596.44	10.59	8.130	65.68	605	79.79	100.00	21.77
45.01 to 50.00	679	120,935,181.68	18.39	8.044	71.65	610	83.01	100.00	16.34
50.01 to 55.00	263	56,199,097.53	8.54	7.771	65.25	598	75.14	100.00	11.37
Subtotal (Full Doc):	2,201	$380,691,583.82	57.88%	8.030%	64.20%	606	79.65%	100.00%	16.65%

Non-Full Doc Loans:
20.01 to 25.00	46	$6,580,605.97	1.00%	8.336%	64.57%	628	70.21%	0.00%	0.99%
25.01 to 30.00	71	11,590,593.82	1.76	8.422	75.53	623	76.05	0.00	11.34
30.01 to 35.00	128	23,101,078.21	3.51	8.383	73.34	621	75.84	0.00	10.62
35.01 to 40.00	210	40,095,398.10	6.10	8.504	76.16	622	76.38	0.00	8.96
40.01 to 45.00	383	75,476,283.01	11.47	8.560	79.46	616	79.57	0.00	15.66
45.01 to 50.00	544	109,489,005.37	16.65	8.810	84.35	620	81.74	0.00	14.76
50.01 to 55.00	55	10,733,905.54	1.63	8.662	70.75	611	79.82	0.00	15.52
Subtotal (Non-Full Doc):	1,437	$277,066,870.02	42.12%	8.629%	79.55%	619	79.29%	0.00%	13.38%

Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
5.501 to 6.000	13	$3,178,410.36	0.48%	5.814%	100.00%	685	72.65%	67.88%	5.35%
6.001 to 6.500	68	19,055,528.66	2.90	6.310	100.00	640	71.99	87.80	16.21
6.501 to 7.000	151	38,620,782.16	5.87	6.844	100.00	636	76.29	72.43	11.37
7.001 to 7.500	245	56,615,238.25	8.61	7.306	100.00	619	77.89	66.79	9.82
7.501 to 8.000	419	93,704,866.57	14.25	7.792	100.00	618	79.70	61.65	12.81
8.001 to 8.500	371	81,303,015.09	12.36	8.311	100.00	610	79.39	44.07	12.33
8.501 to 9.000	411	84,140,391.76	12.79	8.779	100.00	600	83.34	44.60	16.15
9.001 to 9.500	191	36,942,304.97	5.62	9.289	100.00	593	83.49	31.04	15.49
9.501 to 10.000	160	28,275,977.09	4.30	9.761	100.00	586	84.57	37.89	25.32
10.001 to 10.500	54	9,244,507.79	1.41	10.293	100.00	574	87.77	32.32	35.05
10.501 to 11.000	65	9,295,981.12	1.41	10.724	100.00	593	89.42	27.38	30.91
Greater than 11.000	37	4,437,308.96	0.67	11.461	100.00	584	90.20	20.13	19.13
Subtotal (ARM Loans):	2,185	$464,814,312.78	70.67%	8.231%	100.00%	611	80.49%	52.58%	14.77%

Fixed Rate Loans:
5.501 to 6.000	4	$1,040,316.02	0.16%	6.000%	0.00%	728	61.08%	100.00%	0.00%
6.001 to 6.500	38	9,587,676.95	1.46	6.382	0.00	659	68.95	83.97	14.05
6.501 to 7.000	98	23,657,601.37	3.60	6.820	0.00	631	71.16	80.47	18.03
7.001 to 7.500	133	26,169,998.48	3.98	7.310	0.00	618	71.87	76.04	14.91
7.501 to 8.000	187	33,773,310.80	5.13	7.802	0.00	609	73.16	71.26	16.21
8.001 to 8.500	173	26,168,209.66	3.98	8.328	0.00	605	76.99	77.82	23.02
8.501 to 9.000	178	26,308,715.02	4.00	8.785	0.00	605	80.28	63.52	25.48
9.001 to 9.500	93	11,639,528.23	1.77	9.263	0.00	575	75.82	76.17	12.42
9.501 to 10.000	74	7,559,966.13	1.15	9.789	0.00	580	77.99	57.16	13.74
10.001 to 10.500	68	5,509,074.13	0.84	10.318	0.00	611	84.96	64.97	10.43
10.501 to 11.000	73	5,179,565.93	0.79	10.774	0.00	590	90.15	68.70	16.83
Greater than 11.000	334	16,350,178.34	2.49	11.890	0.00	630	97.14	41.54	0.70
Subtotal (Fixed Rate):	1,453	$192,944,141.06	29.33%	8.404%	0.00%	613	77.13%	70.64%	16.46%

Total:	3,638	$657,758,453.84	100.00%	8.282%	70.67%	611	79.50%	57.88%	15.27%

LEHMAN BROTHERS			MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.501 - 4.000	4	$1,062,710.71	0.23%	8.501%	100.00%	594	82.62%	67.27%	0.00%
4.001 - 4.500	15	2,926,725.20	0.63	8.738	100.00	638	87.23	64.88	31.27
4.501 - 5.000	442	97,123,934.61	20.90	8.147	100.00	639	84.23	50.19	29.47
5.001 - 5.500	194	35,137,590.39	7.56	8.200	100.00	632	81.32	56.32	17.13
5.501 - 6.000	839	180,086,085.99	38.74	8.066	100.00	602	80.23	54.25	11.57
6.001 - 6.500	625	135,308,614.96	29.11	8.481	100.00	599	78.84	48.67	8.80
6.501 - 7.000	62	12,609,156.57	2.71	8.500	100.00	571	68.93	73.74	2.93
7.001 - 7.500	1	159,351.54	0.03	8.050	100.00	641	80.00	0.00	0.00
7.501 - 8.000	3	400,142.81	0.09	8.919	100.00	554	79.96	100.00	0.00
Total:	2,185	$464,814,312.78	100.00%	8.231%	100.00%	611	80.49%	52.58%	14.77%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	3	$734,972.08	0.16%	7.742%	100.00%	564	69.59%	59.28%	0.00%
1.500	32	5,075,060.95	1.09	7.804	100.00	624	77.24	67.07	7.27
2.000	3	613,600.00	0.13	7.849	100.00	602	80.00	100.00	0.00
3.000	2,147	458,390,679.75	98.62	8.237	100.00	610	80.54	52.35	14.90
Total:	2,185	$464,814,312.78	100.00%	8.231%	100.00%	611	80.49%	52.58%	14.77%

LEHMAN BROTHERS				MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	2,153	$459,739,251.83	98.91%	8.236%	100.00%	610	80.52%	52.42%	14.86%
1.500	32	5,075,060.95	1.09	7.804	100.00	624	77.24	67.07	7.27
Total:	2,185	$464,814,312.78	100.00%	8.231%	100.00%	611	80.49%	52.58%	14.77%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.501 - 12.000	1	$29,497.26	0.01%	5.990%	100.00%	621	95.00%	100.00%	0.00%
12.501 - 13.000	16	3,892,978.67	0.84	6.035	100.00	682	72.53	73.77	4.37
13.001 - 13.500	90	22,933,057.20	4.93	6.494	100.00	639	72.97	84.71	14.16
13.501 - 14.000	188	44,481,742.11	9.57	6.989	100.00	634	76.77	72.92	10.46
14.001 - 14.500	268	60,244,638.90	12.96	7.426	100.00	620	77.97	67.01	10.33
14.501 - 15.000	423	93,990,619.25	20.22	7.864	100.00	616	79.96	61.69	13.75
15.001 - 15.500	346	76,789,587.88	16.52	8.351	100.00	608	79.74	41.16	13.19
15.501 - 16.000	375	78,457,784.98	16.88	8.792	100.00	599	83.56	42.23	16.19
16.001 - 16.500	174	34,165,002.99	7.35	9.288	100.00	591	83.36	31.20	14.05
16.501 - 17.000	158	28,101,061.67	6.05	9.801	100.00	585	84.71	38.14	26.58
17.001 - 17.500	54	9,325,727.50	2.01	10.327	100.00	574	87.88	32.91	34.75
17.501 - 18.000	58	8,262,725.12	1.78	10.712	100.00	594	88.09	18.30	27.53
18.001 - 18.500	21	2,621,017.71	0.56	11.234	100.00	581	88.09	10.05	23.10
18.501 - 19.000	11	1,278,961.57	0.28	11.775	100.00	584	90.41	26.00	19.04
19.001 - 19.500	2	239,909.97	0.05	12.450	100.00	607	100.00	0.00	0.00
Total:	2,185	$464,814,312.78	100.00%	8.231%	100.00%	611	80.49%	52.58%	14.77%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
5.501 - 6.000	13	$3,178,410.36	0.68%	5.814%	100.00%	685	72.65%	67.88%	5.35%
6.001 - 6.500	68	19,055,528.66	4.10	6.310	100.00	640	71.99	87.80	16.21
6.501 - 7.000	151	38,620,782.16	8.31	6.844	100.00	636	76.29	72.43	11.37
7.001 - 7.500	245	56,615,238.25	12.18	7.306	100.00	619	77.89	66.79	9.82
7.501 - 8.000	419	93,704,866.57	20.16	7.792	100.00	618	79.70	61.65	12.81
8.001 - 8.500	371	81,303,015.09	17.49	8.311	100.00	610	79.39	44.07	12.33
8.501 - 9.000	411	84,140,391.76	18.10	8.779	100.00	600	83.34	44.60	16.15
9.001 - 9.500	191	36,942,304.97	7.95	9.289	100.00	593	83.49	31.04	15.49
9.501 - 10.000	160	28,275,977.09	6.08	9.761	100.00	586	84.57	37.89	25.32
10.001 - 10.500	54	9,244,507.79	1.99	10.293	100.00	574	87.77	32.32	35.05
10.501 - 11.000	65	9,295,981.12	2.00	10.724	100.00	593	89.42	27.38	30.91
11.001 - 11.500	24	2,918,437.42	0.63	11.243	100.00	582	89.31	19.21	20.74
11.501 - 12.000	11	1,278,961.57	0.28	11.775	100.00	584	90.41	26.00	19.04
12.001 - 12.500	2	239,909.97	0.05	12.450	100.00	607	100.00	0.00	0.00
Total:	2,185	$464,814,312.78	100.00%	8.231%	100.00%	611	80.49%	52.58%	14.77%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	2	$300,800.00	0.06%	7.437%	100.00%	598	79.79%	100.00%	0.00%
13 - 24	1,470	320,125,316.70	68.87	8.229	100.00	607	79.90	50.03	12.88
25 - 36	650	132,886,579.52	28.59	8.240	100.00	620	81.79	57.62	18.49
37 >=	63	11,501,616.56	2.47	8.216	100.00	617	81.89	64.15	25.10
Total:	2,185	$464,814,312.78	100.00%	8.231%	100.00%	611	80.49%	52.58%	14.77%

LEHMAN BROTHERS		MORTGAGE BACKED SECURITIES

SASCO 2006-BC4 Collateral Summary - Group 2
Collateral information is as of the Statistical Calculation Date.

Total Number of Loans	4,315	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,001,132,987	No	82.0%
Average Loan Principal Balance	$232,012	Yes	18.0%
Fixed Rate	29.7%
Adjustable Rate	70.3%	Primary Mortgage Insurance Coverage
Prepayment Premium	72.6%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	59.0%
Weighted Average Margin	5.7%	Yes	41.0%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	15.3%	1st Lien	96.0%
Weighted Average Floor	8.4%	2nd Lien	4.0%
Weighted Average Original Term (mo.)	358
Weighted Average Remaining Term (mo.)	357	Loan Purpose
Weighted Average Loan Age (mo.)	1	Cash Out Refinance	56.2%
Weighted Average Combined LTV	82.0%	Purchase	37.6%
Weighted Average Effective Combined LTV	76.1%	Rate/Term Refinance	6.2%
Weighted Average Full Combined LTV	86.0%
% of Loans with Junior Liens	20.8%	Occupancy Status
Non-Zero Weighted Average FICO	624	Primary Home	95.1%
Non-Zero Weighted Average DTI	41.3%	Investment	3.8%
% IO Loans	21.4%	Second Home	1.1%

Product Type		Geographic Distribution
2 Year Hybrid (Non-Balloon)	27.8%	(Other states account individually for less than
Fixed Rate (Non-Balloon)	25.1%	3% of the Statistical Calculation Date principal balance)
2 Year Hybrid (Balloon)	22.9%	CA	37.5%
3 Year Hybrid (Non-Balloon)	10.4%	FL	10.0%
3 Year Hybrid (Balloon)	8.3%	IL	6.6%
Fixed Rate (Balloon)	4.6%	AZ	4.7%
Other	0.9%	NY	4.1%
		MD	4.0%
Amortization Type		NJ	3.4%
Fully Amortizing	42.5%
Balloon	36.1%
Interest-Only	21.4%

Documentation Type
Full	56.7%
Stated	40.3%
Limited	2.5%
No Documentation	0.5%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
Fixed Rate - 30 Year	803	$168,090,491.89	16.79%	7.443%	0.00%	633	73.37%	79.22%	15.63%
2/28 ARM (LIBOR)	662	129,774,713.90	12.96	8.701	100.00	614	83.15	46.23	15.69
3/27 ARM (LIBOR)	338	69,556,711.66	6.95	8.703	100.00	616	83.94	57.54	19.07
Fixed Rate - 40 Year	166	47,679,387.03	4.76	7.299	0.00	620	76.81	74.81	26.85
Fixed Rate - 15 Year	36	4,670,481.63	0.47	7.954	0.00	616	72.19	81.04	3.33
5/25 ARM (LIBOR)	15	2,777,761.70	0.28	8.949	100.00	621	86.40	58.97	37.95
2/38 ARM (LIBOR)	7	1,708,216.88	0.17	8.891	100.00	620	86.45	75.88	10.07
Fixed Rate - 20 Year	9	755,359.18	0.08	9.452	0.00	612	70.97	72.11	10.68
6 Month ARM (LIBOR)	1	194,464.00	0.02	6.750	100.00	666	80.00	0.00	0.00
1/39 ARM (LIBOR)	1	116,000.00	0.01	7.750	100.00	646	80.00	0.00	0.00
Fixed Rate - 25 Year	1	49,971.57	0.00	11.625	0.00	658	100.00	100.00	100.00
Subtotal (Fully Amortizing):	2,039	$425,373,559.44	42.49%	8.042%	47.99%	623	78.59%	64.92%	17.44%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	671	$185,261,459.71	18.51%	8.435%	100.00%	597	82.11%	56.59%	16.78%
3/27 ARM (LIBOR) - 30/40 Year Balloon	262	66,640,867.52	6.66	8.577	100.00	600	82.74	58.71	20.69
2/28 ARM (LIBOR) - 30/50 Year Balloon	130	44,190,458.07	4.41	8.212	100.00	643	87.58	49.47	25.67
Fixed Rate - 15/30 Year Balloon	514	39,434,718.01	3.94	11.606	0.00	655	99.91	35.31	0.00
3/27 ARM (LIBOR) - 30/50 Year Balloon	55	16,636,257.99	1.66	8.298	100.00	638	89.07	44.24	48.03
Fixed Rate - 30/40 Year Balloon	15	4,734,080.15	0.47	7.511	0.00	648	81.52	86.78	49.62
Fixed Rate - 30/50 Year Balloon	6	2,115,940.11	0.21	6.980	0.00	680	77.13	43.46	43.46
5/25 ARM (LIBOR) - 30/40 Year Balloon	5	1,692,713.34	0.17	8.154	100.00	641	82.09	8.56	13.53
1/29 ARM (LIBOR) - 30/40 Year Balloon	3	830,326.10	0.08	8.902	100.00	564	92.97	100.00	60.48
6 Mo. ARM (LIBOR) -30/40 Year Balloon	1	109,155.00	0.01	11.125	100.00	751	95.00	0.00	100.00
Subtotal (Balloon):	1,662	$361,645,976.00	36.12%	8.753%	87.20%	613	85.15%	53.40%	18.89%

Interest-Only Loans:
2/28 ARM (LIBOR)	397	$146,981,132.76	14.68%	8.099%	100.00%	644	83.65%	40.97%	12.64%
3/27 ARM (LIBOR)	89	34,130,605.70	3.41	8.159	100.00	654	84.80	43.99	25.06
Fixed Rate - 30 Year	119	29,703,713.57	2.97	7.358	0.00	635	80.39	71.20	33.89
5/25 ARM (LIBOR)	9	3,298,000.00	0.33	8.237	100.00	645	79.95	61.43	0.00
Subtotal (Interest-Only):	614	$214,113,452.03	21.39%	8.008%	86.13%	644	83.32%	45.96%	17.37%

Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	3	$592,540.00	0.28%	8.814%	100.00%	589	75.33%	21.72%	0.00%
60	610	213,426,412.03	99.68	8.005	86.13	644	83.34	46.05	17.43
120	1	94,500.00	0.04	9.750	0.00	644	90.00	0.00	0.00
Total:	614	$214,113,452.03	100.00%	8.008%	86.13%	644	83.32%	45.96%	17.37%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	2,333	$409,828,861.16	40.94%	8.466%	49.36%	626	80.90%	60.69%	14.87%
40 Year Amortization	1,131	308,772,205.73	30.84	8.279	83.03	602	81.48	60.25	19.77
Interest-Only	614	214,113,452.03	21.39	8.008	86.13	644	83.32	45.96	17.37
50 Year Amortization	191	62,942,656.17	6.29	8.193	96.64	643	87.62	47.88	32.18
15 Year Amortization	36	4,670,481.63	0.47	7.954	0.00	616	72.19	81.04	3.33
20 Year Amortization	9	755,359.18	0.08	9.452	0.00	612	70.97	72.11	10.68
25 Year Amortization	1	49,971.57	0.00	11.625	0.00	658	100.00	100.00	100.00
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	195	$7,676,373.35	0.77%	11.078%	25.78%	637	92.81%	44.08%	1.93%
50,000.01 - 100,000.00	716	54,187,171.95	5.41	10.028	35.18	618	85.78	58.78	5.83
100,000.01 - 150,000.00	737	92,333,384.62	9.22	9.014	52.52	610	81.94	65.44	11.07
150,000.01 - 200,000.00	653	114,691,991.93	11.46	8.302	66.32	612	79.21	62.82	13.87
200,000.01 - 250,000.00	469	104,778,844.24	10.47	8.194	71.21	620	80.82	57.70	20.72
250,000.01 - 300,000.00	389	106,982,072.64	10.69	8.173	77.61	623	81.16	56.25	20.50
300,000.01 - 350,000.00	287	93,230,614.18	9.31	8.159	78.09	626	81.83	50.84	22.39
350,000.01 - 400,000.00	163	61,118,609.14	6.10	8.227	78.03	628	82.64	48.53	25.75
400,000.01 - 450,000.00	209	89,615,705.40	8.95	8.167	85.12	623	83.47	47.32	20.15
450,000.01 - 500,000.00	180	85,702,431.43	8.56	7.943	79.36	630	81.67	48.37	18.83
500,000.01 - 550,000.00	107	56,182,993.40	5.61	7.798	78.39	634	84.50	52.32	22.47
550,000.01 - 600,000.00	98	56,646,212.08	5.66	7.768	71.30	634	81.98	62.10	26.66
600,000.01 - 650,000.00	55	34,550,819.04	3.45	7.784	74.45	623	83.59	72.58	10.91
650,000.01 >=	57	43,435,764.07	4.34	7.637	59.20	647	79.78	66.25	9.94
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	3,790	$961,030,076.83	95.99%	8.154%	73.24%	622	81.23%	57.60%	18.70%
2nd Lien	525	40,102,910.64	4.01	11.591	0.00	656	99.89	35.20	0.00
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	2,285	$562,601,904.25	56.20%	7.986%	63.07%	613	78.97%	65.40%	20.36%
Purchase	1,774	376,520,994.98	37.61	8.802	81.78	641	86.51	41.00	15.52
Rate/Term Refinance	256	62,010,088.24	6.19	7.963	66.37	614	81.71	73.11	10.84
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	4,012	$951,911,484.09	95.08%	8.260%	69.55%	623	82.00%	56.91%	17.40%
Investment	247	37,911,482.69	3.79	8.909	87.97	643	80.97	58.52	33.13
Second Home	56	11,310,020.69	1.13	8.829	75.07	651	83.13	33.56	13.39
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	550	$44,105,199.64	4.41%	11.219%	0.00%	651	96.97%	40.15%	0.35%
181 - 240	9	755,359.18	0.08	9.452	0.00	612	70.97	72.11	10.68
241 - 360	3,582	906,768,824.74	90.57	8.199	77.43	623	81.52	56.51	18.36
361 - 480	174	49,503,603.91	4.94	7.355	3.69	620	77.15	74.67	26.21
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	550	$44,105,199.64	4.41%	11.219%	0.00%	651	96.97%	40.15%	0.35%
181 - 240	9	755,359.18	0.08	9.452	0.00	612	70.97	72.11	10.68
241 - 360	3,582	906,768,824.74	90.57	8.199	77.43	623	81.52	56.51	18.36
361 - 480	174	49,503,603.91	4.94	7.355	3.69	620	77.15	74.67	26.21
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	1,140	$375,538,199.68	37.51%	7.861%	64.20%	638	80.86%	55.38%	16.18%
FL	519	99,838,105.70	9.97	8.256	60.65	614	79.17	52.72	16.87
IL	303	66,005,339.75	6.59	9.032	95.01	613	84.55	50.66	17.98
AZ	243	46,678,720.81	4.66	8.448	75.07	620	81.66	59.20	21.13
NY	137	40,920,800.51	4.09	8.888	84.68	625	85.10	35.09	30.90
MD	151	40,241,257.56	4.02	8.336	89.67	601	80.62	69.59	25.92
NJ	133	33,940,082.61	3.39	8.643	88.46	611	83.51	51.09	31.05
WA	111	24,186,263.25	2.42	8.098	65.03	620	82.44	68.70	19.25
UT	109	22,616,468.65	2.26	8.583	84.77	646	84.36	55.09	10.95
VA	104	22,077,518.76	2.21	8.180	60.66	618	81.29	62.48	27.37
Other	1,365	229,090,230.19	22.88	8.602	67.86	613	83.58	62.61	14.67
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	299	$61,967,961.36	6.19%	7.267%	35.62%	627	48.53%	66.62%	0.00%
60.01 to 70.00%	357	84,105,243.82	8.40	7.562	51.61	613	66.16	68.45	0.00
70.01 to 80.00%	1,464	377,022,624.30	37.66	7.977	76.94	627	78.69	50.54	0.00
80.01 to 85.00%
With MI:	120	32,610,961.96	3.26	8.089	51.06	623	84.46	64.73	100.00
Without MI:	372	83,634,469.07	8.35	8.467	84.32	584	84.47	64.88	0.00
85.01 to 90.00%
With MI:	204	59,987,561.69	5.99	8.039	60.02	637	89.52	65.10	100.00
Without MI:	406	107,310,646.27	10.72	8.456	82.81	606	89.70	58.71	0.00
90.01 to 95.00%
With MI:	143	41,214,360.29	4.12	8.127	74.03	643	94.74	78.06	100.00
Without MI:	154	39,578,846.46	3.95	8.418	90.23	621	94.67	73.01	0.00
95.01 to 100.00%
With MI:	169	45,894,063.10	4.58	9.782	95.55	651	99.94	31.17	100.00
Without MI:	102	27,703,338.51	2.77	9.503	94.66	648	99.95	40.97	0.00
Subtotal (First Lien):	3,790	$961,030,076.83	95.99%	8.154%	73.24%	622	81.23%	57.60%	18.70%

Second Lien Loans:
85.01 to 90.00%	3	$143,301.83	0.01%	11.340%	0.00%	669	90.00%	0.00%	0.00%
90.01 to 95.00%	6	393,158.44	0.04	11.928	0.00	638	94.92	11.64	0.00
95.01 to 100.00%	516	39,566,450.37	3.95	11.589	0.00	656	99.98	35.56	0.00
Subtotal (Second Lien):	525	$40,102,910.64	4.01%	11.591%	0.00%	656	99.89%	35.20%	0.00%

Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	935	$241,674,908.40	24.14%	8.194%	61.69%	636	81.20%	61.21%	74.36%
60.01 to 70.00%	357	84,105,243.82	8.40	7.562	51.61	613	66.16	68.45	0.00
70.01 to 80.00%	1,464	377,022,624.30	37.66	7.977	76.94	627	78.69	50.54	0.00
80.01 to 85.00%	372	83,634,469.07	8.35	8.467	84.32	584	84.47	64.88	0.00
85.01 to 90.00%	406	107,310,646.27	10.72	8.456	82.81	606	89.70	58.71	0.00
90.01 to 95.00%	154	39,578,846.46	3.95	8.418	90.23	621	94.67	73.01	0.00
95.01 to 100.00%	102	27,703,338.51	2.77	9.503	94.66	648	99.95	40.97	0.00
Subtotal (First Lien):	3,790	$961,030,076.83	95.99%	8.154%	73.24%	622	81.23%	57.60%	18.70%

Second Lien Loans:
85.01 to 90.00%	3	$143,301.83	0.01%	11.340%	0.00%	669	90.00%	0.00%	0.00%
90.01 to 95.00%	6	393,158.44	0.04	11.928	0.00	638	94.92	11.64	0.00
95.01 to 100.00%	516	39,566,450.37	3.95	11.589	0.00	656	99.98	35.56	0.00
Subtotal (Second Lien):	525	$40,102,910.64	4.01%	11.591%	0.00%	656	99.89%	35.20%	0.00%

Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	292	$60,319,928.16	6.03%	7.274%	35.89%	626	48.44%	66.66%	0.00%
60.01 to 70.00%	356	82,605,243.82	8.25	7.562	50.74	612	66.12	67.88	0.00
70.01 to 80.00%	763	186,319,772.60	18.61	7.933	61.92	604	77.41	60.30	0.00
80.01 to 85.00%
With MI:	118	31,974,311.96	3.19	8.081	50.08	623	84.45	66.02	100.00
Without MI:	365	81,813,335.82	8.17	8.438	83.44	586	84.17	65.83	0.00
85.01 to 90.00%
With MI:	197	57,603,569.69	5.75	7.992	58.36	638	89.50	66.87	100.00
Without MI:	396	105,086,840.53	10.50	8.435	82.43	607	89.46	58.50	0.00
90.01 to 95.00%
With MI:	147	42,476,010.29	4.24	8.156	74.80	642	94.56	76.10	100.00
Without MI:	183	47,527,836.47	4.75	8.401	90.46	620	91.92	68.44	0.00
95.01 to 100.00%
With MI:	174	47,653,055.10	4.76	9.752	95.71	650	99.54	30.81	100.00
Without MI:	799	217,650,172.39	21.74	8.218	91.93	648	82.62	41.55	0.00
Subtotal (First Lien):	3,790	$961,030,076.83	95.99%	8.154%	73.24%	622	81.23%	57.60%	18.70%

Second Lien Loans:
85.01 to 90.00%	3	$143,301.83	0.01%	11.340%	0.00%	669	90.00%	0.00%	0.00%
90.01 to 95.00%	6	393,158.44	0.04	11.928	0.00	638	94.92	11.64	0.00
95.01 to 100.00%	516	39,566,450.37	3.95	11.589	0.00	656	99.98	35.56	0.00
Subtotal (Second Lien):	525	$40,102,910.64	4.01%	11.591%	0.00%	656	99.89%	35.20%	0.00%

Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	154	$29,142,995.32	2.91%	9.144%	79.14%	511	76.42%	80.80%	2.05%
521 - 540	191	39,346,847.63	3.93	8.825	81.32	530	76.17	76.33	5.61
541 - 560	313	65,392,826.87	6.53	8.763	80.70	551	78.28	63.19	6.59
561 - 580	344	76,194,257.37	7.61	8.474	71.67	571	79.85	68.78	11.84
581 - 600	450	106,864,302.42	10.67	8.279	70.65	591	80.97	61.51	15.15
601 - 620	663	157,302,885.02	15.71	8.433	70.49	611	84.74	62.14	23.98
621 - 640	739	171,425,565.83	17.12	8.405	75.30	630	83.29	51.37	15.86
641 - 660	575	135,801,474.41	13.56	8.175	69.00	649	84.41	47.92	23.46
661 - 680	360	84,380,432.32	8.43	7.967	63.78	669	83.52	43.33	21.77
681 - 700	208	51,409,996.64	5.14	7.745	58.74	690	82.23	50.67	25.06
701 - 720	107	27,959,736.17	2.79	7.571	54.61	709	78.27	53.47	21.94
721 - 740	88	23,950,523.82	2.39	7.791	75.67	730	83.79	34.64	28.16
741 - 760	61	15,601,505.96	1.56	7.591	50.35	750	80.09	45.16	12.83
761 - 780	35	9,144,710.97	0.91	7.623	55.82	770	79.64	52.29	32.38
781 >=	27	7,214,926.72	0.72	6.824	26.55	793	64.87	84.23	21.09
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	3,236	$733,657,741.93	73.28%	8.225%	67.83%	622	81.43%	57.89%	17.51%
PUD	587	150,458,569.55	15.03	8.357	72.75	623	83.16	61.05	17.21
Condo	254	58,864,703.50	5.88	8.494	78.68	639	84.66	47.74	22.45
2-4 Family	237	58,020,253.25	5.80	8.752	86.79	637	83.05	39.39	20.89
Condotel	1	131,719.24	0.01	8.700	100.00	630	85.00	100.00	0.00
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$120,904,973.22	$40,290,030.54	$346,720,977.56	$0.00	$0.00	$0.00	$507,915,981.32
Fixed Rate	31,122,377.54	7,336,798.39	12,512,767.13	59,761,469.87	0.00	186,500,730.21	297,234,143.14
3 Year Hybrid	119,257,643.63	533,300.00	4,687,160.05	62,486,339.19	0.00	0.00	186,964,442.87
5 Year Hybrid	2,381,052.00	340,065.51	0.00	5,047,357.53	0.00	0.00	7,768,475.04
1 Year Hybrid	328,120.92	0.00	502,205.18	116,000.00	0.00	0.00	946,326.10
6 Month ARM	109,155.00	0.00	0.00	194,464.00	0.00	0.00	303,619.00
Total:	$274,103,322.31	$48,500,194.44	$364,423,109.92	$127,605,630.59	$0.00	$186,500,730.21	$1,001,132,987.47

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	12.08%	4.02%	34.63%	0.00%	0.00%	0.00%	50.73%
Fixed Rate	3.11	0.73	1.25	5.97	0.00	18.63	29.69
3 Year Hybrid	11.91	0.05	0.47	6.24	0.00	0.00	18.68
5 Year Hybrid	0.24	0.03	0.00	0.50	0.00	0.00	0.78
1 Year Hybrid	0.03	0.00	0.05	0.01	0.00	0.00	0.09
6 Month ARM	0.01	0.00	0.00	0.02	0.00	0.00	0.03
Total:	27.38%	4.84%	36.40%	12.75%	0.00%	18.63%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	2,714	$662,627,533.18	66.19%	7.993%	63.58%	626	80.76%	58.63%	16.77%
None	1,171	274,103,322.31	27.38	8.934	88.65	621	84.31	49.35	21.54
2% of UPB	178	30,455,532.66	3.04	8.444	58.02	611	83.42	70.62	16.95
1% of Amount Prepaid	129	17,528,927.00	1.75	9.080	94.95	606	86.36	56.10	7.14
1% of Orig. Bal.	32	4,104,808.23	0.41	9.013	88.88	608	86.81	70.70	9.31
Other	91	12,312,864.09	1.23	8.300	13.51	617	83.57	78.69	22.41
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	2,487	$567,677,415.57	56.70%	7.914%	62.42%	616	81.02%	100.00%	18.79%
Stated	1,712	403,637,387.02	40.32	8.825	80.16	634	83.38	0.00	16.82
Limited	96	24,949,526.91	2.49	8.336	88.89	621	82.94	0.00	15.95
No Documentation	20	4,868,657.97	0.49	7.834	77.98	706	71.67	0.00	24.90
Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
Not Available	2	$538,299.50	0.05%	7.842%	0.00%	684	79.40%	100.00%	38.77%
0.01 to 5.00	10	2,074,868.04	0.21	8.543	95.24	614	84.08	100.00	25.16
5.01 to 10.00	22	5,534,232.57	0.55	8.132	81.63	630	80.68	100.00	6.02
10.01 to 15.00	32	7,964,697.96	0.80	7.523	54.91	625	75.07	100.00	26.00
15.01 to 20.00	96	16,398,734.46	1.64	8.157	53.02	621	75.33	100.00	13.62
20.01 to 25.00	118	21,531,933.23	2.15	8.050	61.00	625	80.25	100.00	17.48
25.01 to 30.00	192	36,020,420.74	3.60	7.971	55.90	618	77.97	100.00	17.99
30.01 to 35.00	264	52,208,969.21	5.21	7.868	55.14	617	78.59	100.00	20.93
35.01 to 40.00	317	64,850,759.60	6.48	7.869	57.31	615	80.49	100.00	18.43
40.01 to 45.00	486	112,630,017.19	11.25	7.922	61.23	616	81.07	100.00	21.12
45.01 to 50.00	675	172,472,899.41	17.23	7.959	69.45	617	83.37	100.00	17.63
50.01 to 55.00	270	74,452,333.81	7.44	7.776	62.92	605	81.30	100.00	18.74
55.01 to 60.00	3	999,249.85	0.10	6.477	0.00	652	73.46	100.00	0.00
Subtotal (Full Doc):	2,487	$567,677,415.57	56.70%	7.914%	62.42%	616	81.02%	100.00%	18.79%

Non-Full Doc Loans:
Not Available	26	$5,218,185.05	0.52%	8.003%	72.75%	707	73.42%	0.00%	23.24%
0.01 to 5.00	4	1,119,620.74	0.11	9.174	100.00	666	86.57	0.00	32.87
5.01 to 10.00	4	340,138.89	0.03	8.713	33.49	638	67.59	0.00	0.00
10.01 to 15.00	18	2,358,105.72	0.24	8.703	64.12	609	71.31	0.00	15.92
15.01 to 20.00	48	5,722,574.44	0.57	8.480	42.86	617	71.26	0.00	6.57
20.01 to 25.00	47	9,061,206.04	0.91	8.780	66.08	618	81.00	0.00	16.45
25.01 to 30.00	88	16,016,878.02	1.60	8.449	70.22	624	75.08	0.00	13.81
30.01 to 35.00	151	29,717,882.56	2.97	8.657	73.53	634	79.18	0.00	19.48
35.01 to 40.00	268	62,393,420.05	6.23	8.688	78.16	640	82.61	0.00	16.92
40.01 to 45.00	412	107,056,904.91	10.69	8.713	80.59	632	83.11	0.00	17.45
45.01 to 50.00	693	178,166,085.32	17.80	8.924	86.80	633	85.82	0.00	16.08
50.01 to 55.00	68	16,112,213.52	1.61	9.061	72.90	628	83.87	0.00	20.87
55.01 to 60.00	1	172,356.64	0.02	6.930	0.00	616	73.72	0.00	0.00
Subtotal (Non-Full Doc):	1,828	$433,455,571.90	43.30%	8.786%	80.64%	634	83.22%	0.00%	16.86%

Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	1	$97,873.11	0.01%	5.375%	100.00%	545	80.00%	0.00%	0.00%
5.501 to 6.000	5	2,177,000.00	0.22	5.854	100.00	716	83.57	83.21	41.00
6.001 to 6.500	11	5,091,607.72	0.51	6.322	100.00	680	77.30	81.49	18.90
6.501 to 7.000	141	48,056,310.47	4.80	6.836	100.00	643	79.33	75.88	6.93
7.001 to 7.500	265	83,536,791.36	8.34	7.307	100.00	637	81.45	71.20	10.15
7.501 to 8.000	494	145,707,836.66	14.55	7.797	100.00	632	81.54	53.83	15.39
8.001 to 8.500	424	117,533,737.47	11.74	8.286	100.00	621	82.52	47.70	14.84
8.501 to 9.000	502	127,160,838.56	12.70	8.781	100.00	606	84.12	47.73	18.59
9.001 to 9.500	288	65,980,435.33	6.59	9.256	100.00	605	85.29	40.23	21.50
9.501 to 10.000	258	54,509,860.08	5.44	9.761	100.00	595	86.79	35.45	24.59
10.001 to 10.500	124	26,274,935.20	2.62	10.269	100.00	585	88.52	31.95	33.20
10.501 to 11.000	77	17,434,101.94	1.74	10.758	100.00	605	93.86	11.05	42.15
Greater than 11.000	56	10,337,516.43	1.03	11.540	100.00	607	96.87	10.48	59.97
Subtotal (ARM Loans):	2,646	$703,898,844.33	70.31%	8.425%	100.00%	619	83.53%	50.34%	18.04%

Fixed Rate Loans:
5.501 to 6.000	46	$14,670,867.68	1.47%	5.996%	0.00%	714	60.37%	93.32%	3.86%
6.001 to 6.500	145	51,208,136.25	5.12	6.301	0.00	668	68.23	90.48	14.17
6.501 to 7.000	188	52,226,882.47	5.22	6.815	0.00	633	73.20	78.89	16.10
7.001 to 7.500	139	32,212,526.00	3.22	7.325	0.00	627	75.22	73.95	27.36
7.501 to 8.000	187	43,309,296.52	4.33	7.803	0.00	613	79.25	67.08	26.28
8.001 to 8.500	157	28,291,041.14	2.83	8.305	0.00	606	81.13	71.55	27.59
8.501 to 9.000	108	17,730,630.56	1.77	8.770	0.00	592	81.61	67.51	25.75
9.001 to 9.500	48	5,554,857.91	0.55	9.267	0.00	596	81.97	76.32	28.24
9.501 to 10.000	50	5,580,517.89	0.56	9.757	0.00	578	85.87	89.35	26.46
10.001 to 10.500	79	7,097,315.91	0.71	10.302	0.00	634	91.38	76.56	5.02
10.501 to 11.000	79	6,283,540.28	0.63	10.808	0.00	644	95.37	52.72	3.24
Greater than 11.000	443	33,068,530.53	3.30	11.874	0.00	647	99.34	27.28	0.88
Subtotal (Fixed Rate):	1,669	$297,234,143.14	29.69%	7.975%	0.00%	635	78.28%	71.76%	17.73%

Total:	4,315	$1,001,132,987.47	100.00%	8.291%	70.31%	624	81.97%	56.70%	17.95%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	2	$1,130,798.32	0.16%	8.028%	100.00%	633	80.00%	0.00%	0.00%
3.501 - 4.000	2	600,952.91	0.09	8.419	100.00	579	81.35	100.00	0.00
4.001 - 4.500	25	5,815,822.61	0.83	9.086	100.00	600	79.07	51.80	11.53
4.501 - 5.000	580	168,932,542.57	24.00	8.574	100.00	641	88.29	46.98	31.62
5.001 - 5.500	276	76,893,043.44	10.92	8.474	100.00	639	84.94	40.75	27.12
5.501 - 6.000	865	228,523,568.16	32.47	8.228	100.00	608	83.11	59.12	14.25
6.001 - 6.500	798	204,380,486.43	29.04	8.441	100.00	611	80.56	45.68	9.26
6.501 - 7.000	80	13,809,134.29	1.96	8.882	100.00	564	70.41	77.79	0.43
7.001 - 7.500	5	1,182,172.55	0.17	9.520	100.00	570	82.64	13.04	0.00
7.501 - 8.000	9	1,817,869.66	0.26	9.214	100.00	565	83.90	13.28	9.23
8.001 - 8.500	2	383,538.70	0.05	8.280	100.00	583	86.51	67.43	32.57
8.501 - 9.000	1	228,950.93	0.03	8.990	100.00	648	100.00	0.00	100.00
9.001 - 9.500	1	199,963.76	0.03	9.550	100.00	587	80.00	100.00	0.00
Total:	2,646	$703,898,844.33	100.00%	8.425%	100.00%	619	83.53%	50.34%	18.04%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	2	$303,619.00	0.04%	8.323%	100.00%	697	85.39%	0.00%	35.95%
1.500	29	5,661,198.70	0.80	8.480	100.00	591	76.84	35.51	0.00
2.000	6	1,323,708.82	0.19	8.086	100.00	569	88.14	62.73	37.94
3.000	2,609	696,610,317.81	98.96	8.425	100.00	619	83.58	50.46	18.15
Total:	2,646	$703,898,844.33	100.00%	8.425%	100.00%	619	83.53%	50.34%	18.04%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	2,612	$696,640,271.91	98.97%	8.426%	100.00%	619	83.60%	50.58%	18.23%
1.500	31	6,029,900.99	0.86	8.416	100.00	589	76.89	33.33	0.00
2.000	3	1,228,671.43	0.17	7.817	100.00	626	80.00	0.00	0.00
Total:	2,646	$703,898,844.33	100.00%	8.425%	100.00%	619	83.53%	50.34%	18.04%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.001 - 11.500	1	$97,873.11	0.01%	5.375%	100.00%	545	80.00%	0.00%	0.00%
12.501 - 13.000	13	3,767,318.03	0.54	6.277	100.00	681	81.67	77.72	23.69
13.001 - 13.500	44	13,980,018.00	1.99	6.998	100.00	659	77.21	66.09	6.88
13.501 - 14.000	196	61,521,854.11	8.74	7.072	100.00	641	79.05	71.82	5.96
14.001 - 14.500	288	87,774,280.09	12.47	7.449	100.00	634	81.59	70.56	11.56
14.501 - 15.000	475	140,021,336.73	19.89	7.860	100.00	631	82.24	53.49	17.65
15.001 - 15.500	389	108,272,882.65	15.38	8.324	100.00	621	83.25	46.79	15.81
15.501 - 16.000	474	120,691,228.88	17.15	8.801	100.00	604	84.14	47.43	18.70
16.001 - 16.500	270	62,768,440.01	8.92	9.267	100.00	602	84.93	39.00	20.69
16.501 - 17.000	245	52,093,564.25	7.40	9.771	100.00	594	86.43	33.97	22.71
17.001 - 17.500	124	26,406,710.92	3.75	10.302	100.00	586	88.88	33.18	35.45
17.501 - 18.000	76	17,225,351.94	2.45	10.760	100.00	604	93.94	11.51	42.66
18.001 - 18.500	26	4,888,394.91	0.69	11.218	100.00	609	95.87	5.76	43.78
18.501 - 19.000	18	3,090,204.09	0.44	11.733	100.00	604	96.97	0.00	68.34
19.001 - 19.500	4	699,986.61	0.10	12.333	100.00	621	96.70	11.00	89.00
19.501 >=	3	599,400.00	0.09	12.725	100.00	606	100.00	0.00	91.09
Total:	2,646	$703,898,844.33	100.00%	8.425%	100.00%	619	83.53%	50.34%	18.04%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	3	$1,228,671.43	0.17%	7.817%	100.00%	626	80.00%	0.00%	0.00%
5.501 - 6.000	6	2,300,193.67	0.33	5.909	100.00	712	83.38	84.11	38.80
6.001 - 6.500	15	5,722,928.38	0.81	6.486	100.00	665	77.67	83.53	16.82
6.501 - 7.000	141	47,991,617.55	6.82	6.837	100.00	643	79.32	75.85	6.94
7.001 - 7.500	262	83,032,646.33	11.80	7.306	100.00	637	81.48	71.03	10.22
7.501 - 8.000	493	145,493,463.01	20.67	7.798	100.00	632	81.54	53.97	15.41
8.001 - 8.500	423	116,693,969.52	16.58	8.287	100.00	621	82.54	48.04	14.94
8.501 - 9.000	501	127,025,681.09	18.05	8.781	100.00	606	84.13	47.68	18.61
9.001 - 9.500	287	65,853,259.70	9.36	9.256	100.00	605	85.28	40.12	21.54
9.501 - 10.000	258	54,509,860.08	7.74	9.761	100.00	595	86.79	35.45	24.59
10.001 - 10.500	124	26,274,935.20	3.73	10.269	100.00	585	88.52	31.95	33.20
10.501 - 11.000	77	17,434,101.94	2.48	10.758	100.00	605	93.86	11.05	42.15
11.001 - 11.500	30	5,892,925.73	0.84	11.223	100.00	607	96.48	16.14	49.53
11.501 - 12.000	19	3,145,204.09	0.45	11.731	100.00	603	97.03	1.75	67.14
12.001 - 12.500	4	699,986.61	0.10	12.333	100.00	621	96.70	11.00	89.00
12.501 - 13.000	3	599,400.00	0.09	12.725	100.00	606	100.00	0.00	91.09
Total:	2,646	$703,898,844.33	100.00%	8.425%	100.00%	619	83.53%	50.34%	18.04%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	8	$1,918,414.92	0.27%	9.028%	100.00%	575	87.95%	43.28%	31.87%
13 - 24	1,754	475,611,984.93	67.57	8.376	100.00	618	83.05	49.05	15.37
25 - 36	791	202,309,402.44	28.74	8.509	100.00	619	84.38	54.77	23.63
37 >=	93	24,059,042.04	3.42	8.629	100.00	633	85.55	39.26	22.86
Total:	2,646	$703,898,844.33	100.00%	8.425%	100.00%	619	83.53%	50.34%	18.04%